                                                                    Exhibit 99.1



                               CREDIT AGREEMENT
                               (Secured PIK/Term)

                                      among



                          PHILIP SERVICES CORPORATION,
                                   as Borrower

                       Canadian Imperial Bank of Commerce,
                             as Administrative Agent

                                       and

                               The Various Persons
                  from time to time parties to this Agreement,
                                   as Lenders

                                 $335,825,362.22



                           DATED AS OF MARCH 31, 2000



                                WHITE & CASE LLP

                          BLAKE, CASSELS & GRAYDON, LLP

                                TABLE OF CONTENTS


                                                                                                               Page
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
Section 1.  Amount and Terms of Credit............................................................................2

         1.01  Loans..............................................................................................2
         1.02  Notes..............................................................................................2
         1.03  Interest...........................................................................................3
         1.04  Increased Costs, Illegality, etc...................................................................6
         1.05  Change of Applicable Lending Office................................................................6
         1.06  Replacement of Lenders.............................................................................6
         1.07  Conversion Features of PIK Loans...................................................................7

Section 2.  Fees; Prepayments; Payments..........................................................................15

         2.01  Fees..............................................................................................15
         2.02  Voluntary Prepayments.............................................................................15
         2.03  Mandatory Prepayments.............................................................................17
         2.04  PIK Loan Redemption Notice........................................................................23
         2.05  Method and Place of Payment.......................................................................23
         2.06  Net Payments......................................................................................23

Section 3.  Conditions Precedent.................................................................................27

         3.01  Conditions Precedent to Term Loans and PIK Loans..................................................27

Section 4.  Representations, Warranties and Agreements...........................................................32

         4.01  No Encumbrances...................................................................................32
         4.02  Equipment.........................................................................................32
         4.03  Location of Inventory and Equipment...............................................................33
         4.04  Inventory Records.................................................................................33
         4.05  Location of Chief Executive Office; FEIN..........................................................33
         4.06  Due Organization and Qualification; Subsidiaries..................................................33
         4.07  Due Authorization; No Conflict....................................................................34
         4.08  Litigation........................................................................................35
         4.09  No Material Adverse Change........................................................................35
         4.10  Fraudulent Transfer...............................................................................35
         4.11  Employee Benefits.................................................................................35
         4.12  Environmental Condition...........................................................................35
         4.13  Intellectual Property.............................................................................36
         4.14  Leases............................................................................................36
         4.15  DDAs..............................................................................................36
         4.16  Owned Real Property and Material Leases...........................................................36
         4.17  Complete Disclosure...............................................................................36


                                      (i)
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
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
         4.18  Indebtedness......................................................................................36
         4.19  Project Accounts..................................................................................37
         4.20  Directors' Compensation...........................................................................37
         4.21  Rights Agreement..................................................................................37

Section 5.  Affirmative Covenants................................................................................37

         5.01  Accounting System.................................................................................37
         5.02  Financial Statements, Reports, Certificates.......................................................37
         5.03  Tax Returns.......................................................................................39
         5.04  Certificates of Title.............................................................................39
         5.05  Maintenance of Equipment..........................................................................39
         5.06  Taxes.............................................................................................39
         5.07  Insurance.........................................................................................40
         5.08  Location of Inventory and Equipment...............................................................41
         5.09  Employee Benefits.................................................................................41
         5.10  Compliance with Laws..............................................................................42
         5.11  Leases............................................................................................42
         5.12  Projections.......................................................................................42
         5.13  Corporate Existence, etc..........................................................................43
         5.14  Disclosure Updates................................................................................43
         5.15  Publication of Notice of the Effective Date of the Reorganization Plan............................43
         5.16  PSC Common Stock..................................................................................43
         5.17  Further Assurances................................................................................43
         5.18  Right to Inspect..................................................................................44
         5.19  Control Agreements................................................................................44
         5.20  Payment of Prepetition Expenses...................................................................44
         5.21  Existing Letters of Credit........................................................................44
         5.22  Omitted Good Standing Certificates................................................................44

Section 6.  Negative Covenants...................................................................................44

         6.01  Indebtedness......................................................................................44
         6.02  Liens.............................................................................................46
         6.03  Restrictions on Fundamental Changes...............................................................46
         6.04  Disposal of Assets................................................................................46
         6.05  Change Name.......................................................................................46
         6.06  Guarantee.........................................................................................47
         6.07  Nature of Business................................................................................47
         6.08  Prepayments and Amendments........................................................................47
         6.09  Consignments......................................................................................48
         6.10  Distributions.....................................................................................48
         6.11  Accounting Methods................................................................................48
         6.12  Investments.......................................................................................48
         6.13  Transactions with Affiliates......................................................................48
         6.14  Suspension........................................................................................48


                                      (ii)

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
         6.15  Directors' Compensation...........................................................................49
         6.16  Change in Location of Chief Executive Office; Inventory and Equipment with Bailees................49
         6.17  Financial Covenants...............................................................................49
         6.18  Securities Accounts...............................................................................50
         6.19  ERISA Concerns....................................................................................51

Section 7.  Events of Default....................................................................................51

         7.01  Payments..........................................................................................52
         7.02  Covenants.........................................................................................52
         7.03  Collateral........................................................................................52
         7.04  Bankruptcy........................................................................................52
         7.05  Lien..............................................................................................52
         7.06  Judgments.........................................................................................53
         7.07  Default Under Other Agreements....................................................................53
         7.08  Payment of Indebtedness...........................................................................53
         7.09  Representation....................................................................................53
         7.10  Subsidiary Guaranty...............................................................................54

Section 8.  Definitions..........................................................................................54

Section 9.  The Administrative Agent.............................................................................87

         9.01  Appointment.......................................................................................87
         9.02  Nature of Duties of Administrative Agent..........................................................88
         9.03  Lack of Reliance on Administrative Agent..........................................................88
         9.04  Certain Rights of the Administrative Agent........................................................89
         9.05  Reliance by Administrative Agent..................................................................89
         9.06  Indemnification of Administrative Agent...........................................................89
         9.07  The Administrative Agent in its Individual Capacity...............................................89
         9.08  Holders of Notes..................................................................................90
         9.09  Successor Administrative Agent....................................................................90
         9.10  Actions with Respect to Defaults..................................................................90
         9.11  Delivery of Information...........................................................................91
         9.12  Collateral Agent to Hold Quebec Irrevocable Power of Attorney.....................................91
         9.13  Deep Subordination Agreement......................................................................91

Section 10.  Miscellaneous.......................................................................................92

         10.01  Payment of Expenses, etc.........................................................................92
         10.02  Survival.........................................................................................93
         10.03  Notices..........................................................................................93
         10.04  Benefit of Agreement.............................................................................93
         10.05  No Waiver; Remedies Cumulative...................................................................95
         10.06  Payments Pro Rata................................................................................95
         10.07  Calculations; Computations.......................................................................96


                                     (iii)

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
         10.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JULY TRIAL...........................97
         10.09  Counterparts.....................................................................................98
         10.10  Headings Descriptive.............................................................................98
         10.11  Amendment or Waiver; Release.....................................................................98
         10.12  Domicile of Loans................................................................................99
         10.13  Confidentiality.................................................................................100
         10.14  Registry........................................................................................100
         10.15  Limitation on Additional Amounts, etc...........................................................101
         10.16  Currency of Payments............................................................................101
         10.17  Right of Setoff.................................................................................102


                                      (iv)

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
Exhibit A-1     Term Note
Exhibit A-2     PIK Note
Exhibit B       Notice of Conversion of PIK Loan
Exhibit C       Section 2.06(c)(ii) Certificate
Exhibit D       Officer's Certificate
Exhibit E-1     Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois)
Exhibit E-2     Opinion of Stikeman, Elliott
Exhibit E-3     Opinion of Colin Soule, Esq.
Exhibit E-4     Local counsel opinions:
                Kaufman & Rothfeder (Alabama)
                Brobeck, Phleger & Harrison (California)
                Otten, Johnson, Robinson, Neff & Ragonetti P.C. (Colorado)
                Richard, Layton & Finger, PA (Delaware)
                Paul, Hastings, Janofsky & Walker (Georgia)
                Skadden Arps, Slate, Meagher & Flom (Illinois) (Illinois)
                Andrews, Harrell, Mann, Chapman & Coyne (Indiana)
                Wyatt, Tarrant & Combs (Kentucky)
                Sher, Gump, Strauss, Hauer & Feld, LLP (Maryland)
                Akin, Gump, Strauss, Hauer & Feld, LLP (Maryland)
                Drummond, Woodsum, Plimpton & MacMahon (Maine)
                Jaffe, Raitt, Heuer & Weiss (Michigan)
                Bryan Cave (Missouri)
                Dorsey & Whitney (Montana)
                Lionel, Sawyer and Colins (Nevada)
                Skadden Arps, Slate, Meagher & Flom (LLP) (New York)
                Wilentz, Goldman & Spitzer (New Jersey)
                Smith Helms Mulliss & Moore, LLP (North Carolina)
                Vorys, Sater, Seymour & Pease (Ohio)
                Crowe & Dunlevy (Oklahoma)
                Obermayer, Rebmann, Maxwell & Hippel LLP (Pennsylvania)
                Hickley, Allen & Snyder (Rhode Island)
                Moore & Van Allen (South Carolina)
                Patton Boggs (Texas)
                Bass, Berry & Sims (Tennessee)
                Stoel Rives LLP (Washington)
                Spilman, Thomas, Battle & Klostermeyer (West Virginia)
                Blake, Cassels & Graydon (British Columbia and Alberta)
                Patterson, Palmer, Hunt & Murphy (Atlantic Provinces)
Exhibit F-1     US Confirmation Order
Exhibit F-2     Canadian Orders
Exhibit G-1     Security Agreement
Exhibit G-2     Copyright Security Agreement
Exhibit G-3     Patent Security Agreement
Exhibit G-4     Trademark Security Agreement
Exhibit G-5     Rolling Stock Security Agreement
Exhibit G-6     Canadian Security Agreement
Exhibit G-7     Guarantor Security Agreement
Exhibit G-8     Quebec Security Agreement; Hypothec
Exhibit H-1     US Subsidiary Guaranty
Exhibit H-2     Canadian Subsidiary Guaranty
Exhibit I       Stock Pledge Agreement
Exhibit J-1     UK Compliance Certificate (CFO of Borrower)
Exhibit J-2     UK Compliance Certificate (CFO of Philip Services (Europe)
                Limited)
Exhibit K       Assignment and Assumption Agreement
Exhibit L       Compliance Certificate
Exhibit M       Rights Agreement
Exhibit N       Confidentiality Agreement
Exhibit O       Subordination and Intercreditor Agreement
Exhibit P       Tax Escrow Agreement

                                      (v)

SCHEDULE I       Debt to Term Lenders on the Closing Date
SCHEDULE II      Debt to PIK Lenders on the Closing Date
SCHEDULE III     Permitted Existing Indebtedness
SCHEDULE IV      Pro forma Balance Sheet
SCHEDULE V       Insurance
SCHEDULE VI      Equipment and Inventory Location
SCHEDULE VII     Chief Executive Offices; FEIN
SCHEDULE VIII    Capitalization; Subsidiaries
SCHEDULE IX      Litigation
SCHEDULE X       ERISA
SCHEDULE XI      Violations of Environmental Laws
SCHEDULE XII     Designation of Disposal Sites
SCHEDULE XIII    Notices of Environmental Liens
SCHEDULE XIV     Environmental Citations
SCHEDULE XV      Intellectual Property
SCHEDULE XVI     Demand Deposit Accounts
SCHEDULE XVII    Real Property
SCHEDULE XVIII   Owned Real Property and Material Leases
SCHEDULE XIX     Project Accounts
SCHEDULE XX      Directors' Compensation
SCHEDULE XXI     Permitted Purchase Money Indebtedness
SCHEDULE XXII    Guaranties
SCHEDULE XXIII   Affiliate Transactions
SCHEDULE XXIV    Approved Fixed Obligation Arrangements
SCHEDULE XXV     Permitted Dispositions
SCHEDULE XXVI    Permitted Investments
SCHEDULE XXVII   Permitted Liens
SCHEDULE XXVIII  Pre-Closing Merger Subsidiaries
SCHEDULE XXIX    Pre-Closing Restructuring Transactions
SCHEDULE XXX     Existing Letters of Credit


                                      (vi)

          CREDIT AGREEMENT, dated as of March 31, 2000 among PHILIP SERVICES CORPORATION, a corporation existing under the laws of Delaware (the "Borrower"), Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for the Term Lenders and the PIK Lenders (collectively, the "Lenders").

                              W I T N E S S E T H:

          WHEREAS, Philip Services Corp. ("PSC"), the Borrower, formerly known as Philip Services (Delaware), Inc. ("PSDI"), Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent, CIBC and Bankers Trust Company ("BTCo"), as co-arrangers, BTCo, as syndication agent, and the various Persons parties to such agreement as lenders (the "Pre-Petition Lenders") are parties to a credit agreement dated as of August 11, 1997, as amended by amending agreements dated as of October 31, 1997, February 19, 1998, June 24, 1998, October 20, 1998 and December 4, 1998 (collectively, the "1997 Credit Agreement") pursuant to which certain credit facilities as more particularly described in such agreement were established in favor of each of the Borrower and PSC;

          WHEREAS, on June 25, 1999, PSC and certain of its Canadian Subsidiaries commenced voluntary pre-arranged insolvency proceedings under the Companies' Creditors Arrangement Act ("CCAA" and the proceedings commenced thereunder, the "Canadian Cases") and on June 25, 1999, the Borrower and PSC and certain of their US Subsidiaries (collectively, the "US Debtors") filed voluntary petitions with the Clerk of the US Bankruptcy Court of the District of Delaware and initiated pre-arranged insolvency proceedings under Chapter 11 of the US Bankruptcy Code (the "US Cases", and together with the Canadian Cases, the "Bankruptcy Cases");

          WHEREAS, PSC, the Borrower, BTCo, as DIP Agent, CIBC and BTCo as DIP co-arrangers and the various Persons parties to such agreement as lenders (the "DIP Lenders") are parties to a credit agreement dated as of June 25, 1999 (the "DIP Credit Agreement") pursuant to which certain credit facilities as more particularly described in such agreement were established in favor of each of the Borrower and PSC;

          WHEREAS, on November 26, 1999, the Canadian Court approved and sanctioned the Canadian Reorganization Plan;

          WHEREAS, on November 30, 1999 the US Bankruptcy Court confirmed the Reorganization Plan and entered the US Confirmation Order;

          WHEREAS, the Reorganization Plan provides for the restructuring of a portion of the indebtedness remaining outstanding under the 1997 Credit Agreement and such indebtedness will be restructured according to the terms of this Agreement;

          WHEREAS, the obligations of the Borrower and the US Subsidiary Guarantors under the 1997 Credit Agreement have been discharged and replaced by their obligations under the Reorganization Plan;

          WHEREAS, the Pre-Petition Lenders shall retain their claims against PSC and the other Canadian Debtors and security interests in assets of PSC and the other Canadian Debtors retained and not transferred in connection with the Canadian Transactions and such claims shall continue to be governed by the 1997 Credit Agreement;

          WHEREAS, the DIP Credit Agreement will terminate upon the date hereof.

          NOW, THEREFORE, IT IS AGREED:

          Section 1. Amount and Terms of Credit.

          1.01 Loans. (a) Term Loans. The Borrower acknowledges and agrees that, as of the Closing Date and after giving effect to the Reorganization Plan, the Borrower shall be indebted to each Term Lender and subject to and upon the terms and conditions set forth herein, each such Term Lender shall be deemed to have made, on and as of the Closing Date, a third lien secured term loan or loans to the Borrower (each a "Term Loan" and collectively the "Term Loans") in the amounts set forth on Schedule I, which Term Loans shall be equal in the aggregate to the Total Term Loan Amount.

          (b) PIK Loans. The Borrower acknowledges and agrees that, as of the Closing Date and after giving effect to the Reorganization Plan, the Borrower shall be indebted to each PIK Lender and subject to and upon the terms and conditions set forth herein, each such PIK Lender shall be deemed to have made, on and as of the Closing Date, a third lien secured accreting convertible loan to the Borrower (each a "PIK Loan" and collectively the "PIK Loans") in the amounts set forth on Schedule II which PIK Loans shall be equal, in the aggregate, to the Total PIK Loan Amount.

          1.02 Notes. (a) Term Notes. (i) The Borrower's obligation to pay the principal of, and interest on, all Term Loans owed to each Term Lender shall be evidenced by a promissory note duly executed and delivered to such Term Lender by the Borrower substantially in the form of Exhibit A-1 hereto (each a "Term Note" and collectively the "Term Notes").

          (ii) Each Term Note issued to each Term Lender shall (i) be payable to the order of such Term Lender or its registered assigns and be dated the Closing Date, (ii) be in a stated Principal Amount equal to the amount set forth on
Schedule I for the corresponding Term Lender and be payable in the outstanding Principal Amount of the Term Loans evidenced thereby from time to time, (iii) mature on the Term Loan Maturity Date, (iv) bear interest as provided in Section
1.03 and (v) be entitled to the benefits of this Agreement and all other Loan Documents.

          (iii) Each Term Lender will note on its internal records the amount of each Term Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Term Notes, endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Term Loans.

          (b) PIK Notes. (i) The Borrower's obligation to pay the principal of, and interest on, all PIK Loans owed to each PIK Lender shall be evidenced by a senior secured accreting convertible note duly executed and delivered to such PIK Lender by the Borrower substantially in the form of Exhibit A-2 hereto (each a "PIK Note" and collectively the "PIK Notes").

          (ii) Each PIK Note issued to each PIK Lender shall (i) be payable to the order of such PIK Lender or its registered assigns and be dated the Closing Date, (ii) be in a stated Principal Amount equal to the amount set forth on
Schedule II for the corresponding PIK Lender and be payable in the outstanding Principal Amount of the PIK Loans evidenced thereby from time to time, (iii) mature on the PIK Loan Maturity Date, (iv) bear interest as provided in Section
1.03 and (v) be entitled to the benefits of this Agreement and all other Loan Documents.

          (iii) Each PIK Lender will note on its internal records the amount of each PIK Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its PIK Notes, endorse on the reverse side thereof the outstanding Principal Amount of PIK Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such PIK Loans.

          1.03 Interest. (1) Term Loans. (a) Each Term Loan shall bear interest from and including the Closing Date to but not including the date on which all amounts owing under such Term Loan have been paid in full on the unpaid Principal Amount of, and on all unpaid Deferred Interest Amounts under, such Term Loan payable in Dollars and calculated (but not compounded) daily at the rate of 9% per annum expressed on the basis of a year of 360 days and the actual number of days elapsed.

          (b) Interest on the Term Loans shall be payable as follows:

               (x) During the one year period from and including the Closing Date to, but not including, the first anniversary of the Closing Date (the "First Year Partial Interest Deferral Period"):

                    (i) accrued and unpaid interest on the Term Loans (including without duplication, all accrued and unpaid interest on the outstanding Principal Amount from time to time of, all unpaid Deferred Interest Amounts under, and all accrued and unpaid interest on Deferred Interest Amounts from time to time under, each Term Loan) shall be due and payable in arrears on each Interest Payment Date which occurs during the First Year Partial Interest Deferral Period to a maximum amount payable on each such Interest Payment Date equal to the lesser of (x) the accrued and unpaid interest on such date and (y) $20,000,000 less the aggregate amount of interest paid on the Term Loans on each preceding Interest Payment Date during the First Year Partial Interest Deferral Period pursuant to the provisions of this clause; and

                    (ii) the balance of all such interest (including all accrued and unpaid interest on the outstanding Principal Amount from time to time of, all unpaid

               Deferred Interest Amounts under, and all accrued and unpaid interest on Deferred Interest Amounts from time to time under, each Term Loan) which has accrued to any Interest Payment Date which occurs during the First Year Partial Interest Deferral Period and is not payable on such date pursuant to the provisions of clause 1.03(1)(b)(x)(i) (the "Deferred Interest Amount") shall remain outstanding until such interest becomes due and payable under paragraph 1.03(1)(b)(y) or paragraph 1.03(1)(b)(z), as applicable, and shall bear interest at the rate specified in, and in accordance with, the provisions of subsection 1.03(1)(a) from and including such Interest Payment Date until paid in full;

                    (y) From and after the first day following the end of the
               First Year Partial Interest Deferral Period, accrued and unpaid interest on the Term Loans (including without duplication all accrued and unpaid interest on the outstanding Principal Amount from time to time of, all unpaid Deferred Interest Amounts under, and all accrued and unpaid interest on Deferred Interest Amounts from time to time under, each Term Loan) shall be due and payable in arrears on each Interest Payment Date occurring on or after such date; and

                    (z) Accrued and unpaid interest on the Term Loans (including without duplication all accrued and unpaid interest on the outstanding Principal Amount from time to time of, all unpaid Deferred Interest Amounts under, and all accrued and unpaid interest on Deferred Interest Amounts from time to time under, each Term Loan) shall also be due and payable:

                         (i) at the time of any redemption and prepayment of any
                    Principal Amounts or Deferred Interest Amounts owing under such Term Loans on the amounts so redeemed or prepaid as provided for in Section 2.02(b);

                         (ii) at the times and in the amounts provided for in
                    Sections 2.03(A)(b) and 2.03(A)(c); and

                         (iii) on the Term Loan Maturity Date.

          (2) PIK Loans. (a) Each PIK Loan shall bear interest from and including the Closing Date to but not including the date on which all amounts owing under such PIK Loans have been paid in full (or in the case of interest on any Principal Amount, the date on which such Principal Amount is converted into PSC Common Stock) on the unpaid Principal Amount of, and on all unpaid Accreted Interest Amounts under, such Loans payable in Dollars and calculated (but not compounded) daily at the rate of 10% per annum expressed on the basis of a year of 360 days and the actual number of days elapsed.

          (b) Accrued and unpaid interest on each PIK Loan (including, accrued and unpaid interest on the outstanding Principal Amount from time to time of, and accrued and unpaid interest on all unpaid Accreted Interest Amounts from time to time under, such PIK Loan) shall be calculated on each Interest Payment Date (for each such PIK Loan on each such Interest Payment Date, the "Accreted Interest") and the Accreted Interest for such PIK Loan on such

Interest Payment Date, to the extent such Accreted Interest is not paid in accordance with the terms of Section 1.03(2)(c), shall be added on such date to all then unpaid Accreted Interest for such PIK Loan accreted on all previous Interest Payment Dates (such aggregate amount at any time for such PIK Loan being the "Accreted Interest Amount" at such time) and all such Accreted Interest Amounts for all PIK Loans shall bear interest at the rate specified in, and in accordance with the provisions of Section 1.03(2)(a) from and including each such Interest Payment Date until paid in full. All amounts of interest calculated on each Interest Payment Date shall no longer be deemed to be accrued and unpaid interest on the outstanding Principal Amount, but shall be considered unpaid Accreted Interest until such Accreted Interest shall be paid.

          (c) Accrued and unpaid interest on the PIK Loans (including without duplication, all accrued and unpaid interest on the outstanding Principal Amount from time to time of, all unpaid Accreted Interest Amounts under, and all accrued and unpaid interest on all unpaid Accreted Interest Amounts from time to time under, each PIK Loan) shall also be due and payable:

          (x) at the time of any redemption and prepayment of any Principal Amounts or Accreted Interest Amounts owing under such PIK Loans on the amounts so redeemed or prepaid as provided for in Section 2.02(a);

          (y) at the times and in the amounts provided for in subsections 2.03(A)(b) and 2.03(A)(c); and

          (z) on the PIK Loan Maturity Date.

          (3) Default Interest. At any time that a default in the payment of principal of, or interest on, any Loan has occurred and is continuing, to the extent permitted by law, principal and interest in respect of each such Loan shall bear interest at a rate per annum which shall be 2% in excess of the rate of interest otherwise applicable to such Loan. Interest which accrues under this
Section 1.03(3) shall be payable on demand.

          (4) Cash Flow Difference Amount. On the applicable Cash Flow Payment Date with respect to which (x) the Notional Cash Flow Difference Amount, or (y) the Deferred Prepayment Amount, is calculated, interest shall accrue with respect to the Notional Cash Flow Difference Amount and the Deferred Prepayment Amount at the rate of 9% per annum and shall (I) be payable without duplication to each Term Lender on a pro rata basis according to the respective percentage of the Term Loans held by each such Term Lender, if any Term Loans should then be outstanding or (II) be payable without duplication to each PIK Lender on a pro rata basis according to the respective percentage of PIK Loans held by each such PIK Lender, if no Term Loans should then be outstanding, and such interest shall be payable in addition to the interest otherwise applicable to any outstanding Loans pursuant to this Section 1.03, expressed on the basis of a year of 360 days and the actual number of days elapsed. Interest which accrues under this Section 1.03(4), (x) on the Notional Cash Flow Difference Amount and
(y) on the Deferred Prepayment Amount, shall be payable as provided in Section
2.03 (A)(c)(vi).

          1.04 Increased Costs, Illegality, etc. If at any time after the date of this Agreement any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority (including any central bank, Superintendent of Financial Institutions or other comparable authority or agency) will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's outstanding Loans hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 10.15 (to the extent applicable), pay to such Lender, as applicable upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase or reduction of capital as the case may be. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 1.04 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.04, will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

          1.05 Change of Applicable Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.04 or
2.06 (b) (except with respect to Section 2.06(b), with respect an Original Canadian Lender), such Lender, will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its applicable lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.05 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections
1.04 and 2.06, as applicable.

          1.06 Replacement of Lenders. Upon the occurrence of any event giving rise to the operation of Section 1.04 or 2.06(b) with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or as provided in Section 10.11(b), in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.06, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 10.04(b) (and with all fees payable pursuant to said Section 10.04(b) to be paid at such time) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans (including all Deferred Interest Amounts and Accreted Interest Amounts) of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.03, 1.04, 2.06,
10.01 and 10.06), which shall survive as to such Replaced Lender.

          1.07 Conversion Features of PIK Loans. (a) Conversion Privilege and Conversion Price. (i) Subject to and upon compliance with the provisions of this
Section 1.07, each PIK Lender shall have the right, at such PIK Lender's option, at any time prior to the earlier of 4:00 p.m. on the Business Day immediately preceding (A) the PIK Loan Maturity Date, and (B) with respect to any portion of such PIK Lender's PIK Loan called for redemption, subject to Section 1.07(b)(i), 4:00 p.m. (New York time) on the Business Day immediately preceding the date of such redemption for such portion of such PIK Loan, to convert the then outstanding Principal Amount of such PIK Loan or any portion (which is $400,000 or an amount in excess thereof which is an integral multiple of $1,000, or if lesser the entire unpaid Principal Amount of such Loan) of the Principal Amount thereof into fully paid and non-assessable PSC Common Stock at the Conversion Price then in effect. Each PIK Lender that has exercised its conversion privilege with respect to a portion of its PIK Loan, shall receive a new PIK Note duly executed and delivered by the Borrower to such PIK Lender evidencing the portion of the Principal Amount of such PIK Lender's PIK Loans that was not converted into PSC Common Stock as provided in this Section 1.07.

          (ii) The initial Conversion Price at which the Principal Amount of PIK Loans shall be convertible into PSC Common Stock shall be $11.72 per share of PSC Common Stock, which is a rate of 85.3 shares of PSC Common Stock for each $1,000 Principal Amount of PIK Loans.

          (b) Conversion Privilege. (i) In order to exercise the conversion privilege, a PIK Lender shall, within the time specified in Section 1.07(a), deliver to the Borrower and the Administrative Agent a written notice (which shall be irrevocable) in the form of the "Notice of Conversion of PIK Loans" set out in Exhibit B, duly signed by such PIK Lender or its executors, administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Borrower and the Administrative Agent, stating:

          (x) that such PIK Lender elects to convert the Principal Amount of its PIK Loan or a specified portion (which shall be an amount permitted under Section 1.07(a)(i)) of the Principal Amount thereof; and

          (y) the names (with addresses) in which the certificates representing the PSC Common Stock issuable upon such conversion are to be registered and, if there is more than one name, the number of shares to be registered in each of such names.

          If any of the PSC Common Stock into which such PIK Loan or specified portion thereof is to be converted are to be issued to a Person or Persons other than the PIK Lender or an Eligible Transferee that is to receive not fewer than 1,000,000 shares of PSC Common Stock, such notice shall be accompanied by (i) an opinion of counsel reasonably satisfactory to the Borrower to the effect that such PSC Common Stock may be delivered to such Person or Persons without registration under the US Securities Act and otherwise in accordance with the Applicable Securities Legislation, and (ii) payment of any transfer tax which may be payable by reason thereof. Upon receipt of such written notice,

          (1) the PIK Lender shall have subscribed for the number of PSC Common Stock to which such holder shall be entitled to receive on such conversion;

          (2) subject to Section 1.07(b)(ii), the PIK Lender shall have and be deemed to have released the Borrower from all liability with respect to the Principal Amount of its PIK Loan or the portion of the Principal Amount thereof to be converted, as the case may be, effective upon such conversion; and

          (3) such release shall constitute full payment of the Conversion Price for the PSC Common Stock issuable upon such conversion.

          (ii) As promptly as practicable after the Conversion Date of a PIK Loan (or a portion thereof), the Borrower shall issue or cause to be issued and deliver or cause to be delivered to the PIK Lender that has given the Notice of Conversion of PIK Loans, or on the written order of such PIK Lender, a certificate or certificates in the name or names of the Person or Persons specified in such notice for the number of shares of PSC Common Stock deliverable upon the conversion of such PIK Lender's PIK Loan (or specified portion thereof) and provision shall be made in respect of any fraction of a share as provided in Section 1.07(c). Such conversion shall be deemed to have been effected immediately at 4:00 p.m. on the Conversion Date and, at that time, the rights of the PIK Lender in respect of that portion of the Principal Amount of the PIK Loan so converted shall cease and the Person or Persons in whose name or names any certificate or certificates for PSC Common Stock shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of the PSC Common Stock represented thereby; provided, however, that, if the Conversion Date is a date on which the transfer registers for PSC Common Stock shall be closed, the Person or Persons entitled to receive such PSC Common Stock on such date shall become the holder or holders of record thereof for all purposes at 4:00 p.m. on the next succeeding date on which such transfer registers are open. No payment or adjustment shall be made upon any conversion on account of any dividends on the PSC Common Stock issuable upon conversion.

          (iii) Subject to clause (iv) hereof, certificates representing PSC Common Stock issuable upon conversion of any PIK Loan, and any certificate representing PSC Common Stock issued in exchange therefore or in substitution thereof, shall bear the following legend:

          "The securities represented by this certificate were issued upon the conversion of other securities that were issued pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the "Act"), and may be offered, sold or otherwise transferred only pursuant to a Registration Statement effective under the Act or an exemption from the registration requirements of Section 5 of the Act."

          (iv) Certificates representing PSC Common Stock issuable upon conversion of any PIK Loan shall not bear the legend set forth in clause (iii) if the Notice of Conversion of PIK Loans in connection with such conversion is accompanied by a certificate to the effect that such Lender is not an affiliate of the Borrower within the meaning of Rule 144 under the US Securities Act or an "underwriter" with respect to the PIK Loans that are being converted within the meaning of section 1145(b) of the US Bankruptcy Code, and, upon request of the Borrower, an opinion of counsel reasonably satisfactory to the Borrower to such effect and to the effect that such shares may be sold without registration under the US Securities Act has been delivered to the Borrower.

          (v) A holder of a certificate evidencing PSC Common Stock bearing the legend specified in subsection (iii) shall be entitled to receive from the Borrower, whether or not in connection with a sale or proposed sale, a new certificate or certificates evidencing an identical number of shares of PSC Common Stock (the transfer expenses for which shall be paid by the Borrower) but without such legend at such time as (i) such shares are sold pursuant to a Registration Statement effective under the US Securities Act, or (ii) such holder furnishes the Borrower with a certificate to the effect that such holder is not an affiliate of the Borrower within the meaning of Rule 144 under the US Securities Act or an "underwriter" with respect to such PSC Common Stock within the meaning of Section 1145(b) of the US Bankruptcy Code and, upon the request of the Borrower, an opinion of counsel reasonably satisfactory to the Borrower to such effect is delivered to the Borrower and to the effect that such shares may be sold without registration under the US Securities Act.

          (c) No Fractional Shares. Notwithstanding anything herein contained, the Borrower shall in no case be required to issue fractional PSC Common Stock upon the conversion of any PIK Loan. If any fractional interest in a PSC Common Stock would, except for the provisions of this Section 1.07(c), be deliverable upon the conversion of any PIK Loan, the Borrower shall satisfy such fractional interest by payment to the holder of such PIK Loan of an amount equal (to the nearest cent) to the product of such fractional interest and the Conversion Price in effect on the Conversion Date of such PIK Loan.

          (d) Adjustment of Conversion Privilege. (i) Subject to Section 1.07(e), if and whenever the Borrower shall:

          (x) subdivide its outstanding PSC Common Stock into a greater number of shares;

          (y) consolidate its outstanding PSC Common Stock into a smaller number of shares; or

          (z) issue PSC Common Stock or Convertible Securities as a stock dividend or otherwise to all or substantially all the holders of PSC Common Stock (except by way of a Dividend in the Ordinary Course);

(any of such events being herein called a "Share Reorganization"), the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of PSC Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the Conversion Price in effect on such record or effective date, as the case may be, by a fraction in which:

          (1) the numerator shall be the number of shares of PSC Common Stock outstanding on such record or effective date before giving effect to the Share Reorganization; and

          (2) the denominator shall be the number of shares of PSC Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of Convertible Securities, the number of shares of PSC Common Stock that would have been outstanding if such securities had been converted into or exchanged for PSC Common Stock on such record or effective date.

          (ii) If and whenever the Borrower shall fix a record date to issue to all or substantially all of the holders of PSC Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase PSC Common Stock or Convertible Securities, at a price per share (or having a conversion or exchange price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the PSC Common Stock on such record date (any such event being herein called a "Rights Offering"), the Conversion Price shall be adjusted, effective immediately after the record date at which holders of PSC Common Stock are determined for the purposes of the Rights Offering, by multiplying the Conversion Price in effect on such record date by a fraction of which (x) the numerator shall be the sum of:

          (1) the number of shares of PSC Common Stock outstanding on such record date; and

          (2) a number obtained by dividing:

               (A) either, (I) the product of the total number of shares of PSC Common Stock so offered for subscription or purchase and the price at which such shares are so offered (which for such purposes shall be converted, if necessary, as of the record date for the Rights Offering, into the US Dollar Equivalent of the currency in which the Current Market Price is expressed), or (II) the product of the maximum number of shares of PSC Common Stock into or for which the Convertible Securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities (which for such purposes shall be converted, if necessary, as of the record date for the Rights Offering, into the US Dollar Equivalent of the currency in which the Current Market Price is expressed), as the case may be, by

               (B) the Current Market Price of the PSC Common Stock on such record date; and

          (y) the denominator shall be the sum of:

          (1) the number of PSC Common Stock outstanding on such record date;
     and

          (2) the number of PSC Common Stock so offered for subscription or purchase (or, in the case of Convertible Securities, the maximum number of PSC Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

          To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the Conversion Price shall be readjusted effective immediately after such expiry time to the Conversion Price which would then have been in effect based upon the number of PSC Common Stock or Convertible Securities actually delivered upon the exercise of such rights, options or warrants.

          (iii) If and whenever the Borrower shall fix a record date to issue or distribute to all or substantially all the holders of PSC Common Stock: (w) shares of the Borrower of any class, including PSC Common Stock and Convertible Securities, (x) evidences of indebtedness, (y) any property; or (z) rights, options or warrants to acquire any of the foregoing, and if such issuance or distribution does not constitute Dividends in the Ordinary Course, a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of PSC Common Stock are determined for purposes of the Special Distribution, by multiplying the Conversion Price in effect on such record date by a fraction of which:

          (1) the numerator shall be the difference between:

               (A) the product of the number of shares of PSC Common Stock outstanding on such record date and the Current Market Price of the PSC Common Stock on such date; and

               (B) the fair market value (expressed in the same currency as is used to express Current Market Price) as determined by the board of directors of the Borrower (whose determination shall be conclusive), to the holders of PSC

          Common Stock of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, and

               (2) the denominator shall be the product of the number of shares of PSC Common Stock outstanding on such record date and the Current Market Price of the PSC Common Stock on such date.

          To the extent that such Special Distribution is not so made, the Conversion Price shall then be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or property or other assets actually distributed, as the case may be. To the extent that any rights, options or warrants issued or distributed in a Special Distribution are not exercised prior to the expiry time thereof, the Conversion Price shall be readjusted effective immediately after such expiry time to the Conversion Price which would then have been in effect based upon the number of PSC Common Stock or Convertible Securities actually delivered upon the exercise of such rights, options or warrants.

          (iv) If and whenever there shall occur:

          (x) a reclassification or redesignation of the PSC Common Stock or any change of the PSC Common Stock into other shares, otherwise than in a Share Reorganization;

          (y) a consolidation, merger, reorganization, dissolution or liquidation of the Borrower with or into another Person; or

          (z) the transfer of all or substantially all of the property of the Borrower to another Person;

(any such event being herein called a "Capital Reorganization"), any Lender who exercises the Conversion Privilege after the record date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of PSC Common Stock to which such holder was theretofore entitled upon exercise of the Conversion Privilege, the aggregate number of shares or other securities or property of the Borrower or of the Company resulting from such Capital Reorganization that such Lender would have been entitled to receive as a result of such Capital Reorganization if, on the record date thereof, such Lender had been the holder of the number of shares of PSC Common Stock to which such Lender was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Lenders shall thereafter be entitled to receive such number of shares or other securities of the Borrower or of the Company resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 1.07(d) and in Section 1.07(e). If necessary as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions set forth in this Section 1.07 with respect to the rights and interests thereafter of the PIK Lenders to the end that the provisions set forth in this Section 1.07 shall thereafter correspondingly be made applicable as nearly as may be in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Conversion Privilege. Any such adjustments shall be made by and set forth in an agreement supplemental hereto approved by action by the board of directors of the Borrower and shall, absent error, fraud or bad faith, for all purposes be conclusively deemed to be an appropriate adjustment.

          (e) Adjustment Rules. The following rules and procedures shall be applicable to adjustments of the Conversion Price and the Conversion Privilege made pursuant to Section 1.07(d):

          (i) no adjustment in the Conversion Price shall be required unless such adjustment would result in a change of at least 1% in the Conversion Price then in effect; provided, however, that any adjustment which, but for the provisions of this Section 1.07(e), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

          (ii) no adjustment in the Conversion Price shall be made in respect of any event described in Section 1.07(d) (other than an event described in paragraphs 1.07(d)(i)(x) or (y) or in paragraph 1.07(d)(iv)(x)), if the PIK Lenders are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their PIK Loans prior to the Effective Date or record date of such event;

          (iii) no adjustment in the Conversion Price shall be made pursuant to
     Section 1.07(d) in respect of the issue from time to time of PSC Common Stock or Convertible Securities to holders of PSC Common Stock who exercise an option to receive substantially equivalent dividends in PSC Common Stock or Convertible Securities in lieu of receiving Dividends in the Ordinary Course in the form of cash payments;

          (iv) if the Borrower shall set a record date to determine the holders of the PSC Common Stock for the purpose of entitling them to receive any dividends or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights then no adjustment in the Conversion Price or the number of PSC Common Stock issuable upon exercise of the Conversion Privilege shall be required by reason of the setting of such record date;

          (v) if a dispute shall at any time arise with respect to any adjustment of the Conversion Price or the Conversion Privilege, such dispute shall be conclusively determined by a nationally recognized firm of investment dealers selected by the Administrative Agent and any such determination shall be binding upon the Borrower and the Lenders;

          (vi) in case the Borrower after the date hereof shall take any action affecting the PSC Common Stock, other than an action described in Section 1.07(d), which in the opinion of the board of directors of the Borrower would materially affect the rights of the

     PIK Lenders, the Conversion Price and/or the number of PSC Common Stock issuable upon exercise of the Conversion Privilege shall be adjusted in such manner, if any, and at such time, by action by the board of directors of the Borrower, in their sole discretion as they may determine to be equitable in the circumstances. Failure by the board of directors of the Borrower to take action so as to provide for an adjustment prior to the effective date of any actions by the Borrower affecting the PSC Common Stock shall, absent error, fraud or bad faith, be conclusive evidence that the board of directors of the Borrower have determined that it is equitable to make no adjustment in the circumstances; and

          (vii) any adjustment shall, subject to this Section, be made successively whenever an event referred to in Section 1.07(d) shall occur.

          (f) Postponement of Issuance. In any case where the application of
Section 1.07(d) results in an adjustment to the Conversion Price taking effect immediately after the record or effective date for a specific event, if any Conversion Privilege is exercised after that record or effective date and prior to completion of the event, the Borrower may postpone the issuance of the PSC Common Stock to which a PIK Lender is entitled by reason of the adjustment to the Conversion Price but such PSC Common Stock shall be so issued and delivered to that PIK Lender upon completion of that event, with the number of such PSC Common Stock calculated on the basis of the Conversion Price on the Conversion Date adjusted for completion of that event, and the Borrower shall deliver to the Person or Persons in whose name or names the PSC Common Stock are to be issued an appropriate instrument evidencing its or their right to receive such PSC Common Stock.

          (g) Certificate as to Adjustment. The Borrower shall from time to time immediately after the occurrence of any event which requires an adjustment in the Conversion Price or Conversion Privilege give notice to the Administrative Agent specifying the nature of the event requiring the adjustment and the amount of the adjustment necessitated thereby and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

          (h) Notice to PIK Lenders. (i) If and whenever the Borrower intends to implement a record date for:

          (1) any Share Reorganization (other than the subdivision of outstanding PSC Common Stock into a greater number of shares or the consolidation of outstanding PSC Common Stock into a smaller number of shares);

          (2) any Rights Offering;

          (3) any Special Distribution; or

          (4) any Capital Reorganization (other than a reclassification or redesignation of the PSC Common Stock into other shares);

which will require an adjustment to the Conversion Privilege, the Borrower shall, not less than 20 days prior to the record date or, if no record date is fixed, prior to the effective date, of such event give to the PIK Lenders, notice of the particulars of the proposed event and, if determinable, the required adjustment and the computation of such adjustment.

          (ii) In case any adjustment for which a notice in Section 1.07(h)(i) has been given is not then determinable, the Borrower shall promptly after such adjustment is determinable give notice to the PIK Lenders of the adjustment.

          (i) Termination and Revival of Right to Convert. (a) The right to convert any PIK Loan or any part of a PIK Loan which is called for redemption shall terminate and expire at 4:00 p.m. (New York time) on the Business Day immediately preceding the date fixed for redemption unless the Borrower shall default in the payment of amounts owing on redemption.

          (b) If payment of all amounts owing on redemption in respect of any PIK Loan called for redemption is not duly made, the right to convert such PIK Loan shall revive and continue until the earlier of payment of all amounts owing on redemption and 4:00 p.m. (New York time) on the Business Day immediately preceding the PIK Loan Maturity Date.

          (j) Reservation of Shares. The Borrower shall at all times while any Principal Amount under any of the PIK Loans remains outstanding reserve and keep available out of its authorized and unissued PSC Common Stock for the purpose of effecting the conversion of the PIK Loans, such number of PSC Common Stock as shall from time to time be sufficient to effect the conversion of all PIK Loans. All PSC Common Stock issued upon exercise of the Conversion Privilege shall be duly and validly issued as fully paid and non-assessable. As a condition precedent to the taking of any action which would require an adjustment to the Conversion Price, the Borrower shall take any corporate action which may, in the opinion of counsel to the Borrower, be necessary in order that the Borrower shall have unissued and reserved in its authorized capital, and may validly and legally issue, the shares to which the PIK Lenders are entitled on the full exercise of their conversion rights in accordance with the provisions of this
Section 1.07.

          Section 2. Fees; Prepayments; Payments.

          2.01 Fees. (a) The Borrower shall pay to the Administrative Agent, for its own account, such fees as have been mutually agreed by the Administrative Agent and the Borrower, including amounts under the Fee Letter.

          (b) All computations of fees shall be made in accordance with Section 10.07(b).

          2.02 Voluntary Prepayments.

          (a) PIK Loans. (i) Except as expressly permitted by this Agreement, under no circumstances may the Borrower voluntarily prepay or redeem any amount owing under the PIK

Loans except pursuant to a PIK Loan Redemption Notice and as expressly permitted pursuant to the provisions of this Section 2.02(a).

          (ii) If an Offeror delivers written notice to the Borrower at or prior to the closing of an Offer requesting that the Borrower redeem the PIK Loans in connection with the closing of the Offeror's Offer, then the Borrower may concurrently with, or within the 30 day period immediately following, a Successful Closing of such Offer issue a PIK Loan Redemption Notice to prepay or redeem all, but not less than all, of the PIK Loans upon payment in Dollars for each such Loan of an amount equal to the greater of (A) 115% of the unpaid Principal Amount of such Loan, plus all accrued and unpaid interest on such Loan to the date of such redemption (which, for greater certainty, will include without duplication, all accrued and unpaid interest on the Principal Amount of such Loan, all unpaid Accreted Interest Amounts under such Loan and all accrued and unpaid interest on all Accreted Interest Amounts under such Loan); and (B) the fair market value (as determined by the board of directors of the Borrower) of the property which the PIK Lenders would have received if they had converted the Principal Amount of their PIK Loans to PSC Common Stock and tendered such PSC Common Stock to the Offeror under such Offer.

          (iii) At any time from and after the first anniversary of the Closing Date and prior to the PIK Loan Maturity Date, provided that all outstanding Exit Loans have been repaid and the Termination of the Exit Facility has occurred on the date of such prepayment and redemption, the Borrower may prepay and redeem all, but not less than all, of the PIK Loans upon payment in Dollars for each such Loan of an amount equal to the sum of:

          (v) the unpaid Cash Flow Additional Interest, if any, payable to the PIK Lenders in accordance with Section 1.03(4);

          (w) the unpaid Deferred Prepayment Interest, if any, payable to the PIK Lenders in accordance with Section 1.03(4);

          (x) the unpaid Principal Amount of such PIK Loans then outstanding;

          (y) the Redemption Premium in effect on the date of such prepayment and redemption for the unpaid Principal Amount of such PIK Loans then outstanding; and

          (z) all accrued and unpaid interest and all accrued and unpaid Accreted Interest on the unpaid Principal Amount of such PIK Loans to the date of such prepayment and redemption (which will include without duplication all accrued and unpaid interest on the unpaid Principal Amount of such PIK Loans then outstanding, all unpaid Accreted Interest Amounts under such PIK Loans then outstanding, and all accrued and unpaid interest on all such Accreted Interest Amounts under the PIK Loans, then outstanding).

          (b) Term Loans. (i) Except as required by this Agreement, the Borrower shall not voluntarily prepay or redeem any amount owing under the Term Loans except as expressly permitted pursuant to the provisions of this Section 2.02(b).

          (ii) At any time prior to the Term Loan Maturity Date, provided that all outstanding Exit Loans have been repaid and the Termination of the Exit Facility has occurred on the date of such prepayment and redemption, the Borrower may prepay and redeem all, or any portion (provided that in the event of the prepayment and redemption of a portion only of the Term Loans such prepayment and redemption shall be made pro rata based on the respective Principal Amounts at such time of all Term Loans at such time) of the Term Loans upon payment in Dollars for each such Loan of an amount equal to the sum of:

          (w) (i) if the Borrower is seeking to repay and redeem any portion of the Term Loans in an amount greater than or equal to the sum of the Notional Cash Flow Difference Amount and the Deferred Prepayment Amount then outstanding, the unpaid Deferred Prepayment Interest and unpaid Cash Flow Additional Interest, if any, payable to the Term Lenders in accordance with Section 1.03(4), or (ii) if the Borrower is seeking to repay and redeem any portion of the Term Loans in an amount less than the sum of the Notional Cash Flow Difference Amount and the Deferred Prepayment Amount then outstanding, the unpaid Deferred Prepayment Interest and unpaid Cash Flow Additional Interest, if any, with respect to the portion of the Principal Amount of the Term Loans being prepaid and redeemed. The Notional Cash Flow Difference Amount and Deferred Prepayment Amount owed on any date is reduced by the portion of the Principal Amount of the Term Loans being prepaid and redeemed as described in this sub-clause (ii) above.

          (x) the portion of the unpaid Principal Amount of such Term Loan being prepaid and redeemed;

          (y) the Redemption Premium for the portion of the Principal Amount of such Term Loan being prepaid and redeemed in effect on the date of such prepayment and redemption; and

          (z) all accrued and unpaid interest on the portion of the Principal Amount of such Term Loan being prepaid and redeemed to the date of such prepayment and redemption (which will include, without duplication, all accrued and unpaid interest on the portion of the Principal Amount of such Term Loan being prepaid and redeemed, all unpaid Deferred Interest Amounts under the portion of such Term Loan being prepaid and redeemed and all accrued and unpaid interest on all Deferred Interest Amounts under the portion of such Term Loan being prepaid and redeemed).

          2.03 Mandatory Prepayments. (A) Requirements. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Term Loans (which will include without duplication all accrued and unpaid interest on the Principal Amount of such Loans, all unpaid Deferred Interest Amounts under such Loans and all accrued and unpaid interest or all Deferred Interests under such Loans) shall be repaid in full on the Term Loan Maturity Date and (ii) all then outstanding PIK Loans (which will include without duplication all accrued and unpaid interest on the Principal Amount of such Loans, all unpaid Accreted Interest Amounts under such Loans and all accrued and unpaid interest on all Accreted Interest Amounts under such Loans) shall be repaid in full on the PIK Loan Maturity Date.

          (b) In addition to any other mandatory repayment or prepayment under this Section 2.03, (x) prior to the date of Termination of the Exit Facility, an amount equal to (i) the Net Asset Sale Proceeds from the Disposition of any assets of Borrower or the Subsidiary Guarantors (including, without limitation, from the Permitted Dispositions, but excluding Dispositions of assets pursuant to clauses (a), (b), (c), (d), (e), or (g) of the definition of Permitted Dispositions) (ii) any Foreign Subsidiary Proceeds, and (iii) proceeds of the UK Sale will be applied as provided in the Collateral Agency and Intercreditor Agreement and (y) thereafter, an amount equal to (i) 66 and 2/3 % of the first $200,000,000 of the Net Asset Sale Proceeds from the sale of the US Ferrous Division, (ii) 75% of the amount, if any, of the Net Asset Sale Proceeds from the sale of the US Ferrous Division that is not covered by clause (i), and (iii) 75% of the amount of (a) the Net Asset Sale Proceeds from the Disposition of any other assets of Borrower or any Subsidiary Guarantor including assets sold pursuant to clauses (f), (h) and (j) of the definition of Permitted Dispositions but specifically excluding assets sold pursuant to Permitted Dispositions described in clauses (a) through (e) and (g), of the definition of Permitted Dispositions except as otherwise provided in Section 5.07(c) and (b) any Foreign Subsidiary Proceeds (such amounts, the "Net Sale Proceeds Repayment Amount"), shall be paid to the Administrative Agent and shall be applied (1) on the closing date of such sale to repay the then outstanding Term Loans and (2) after the Term Loans are paid off in full, to repay the then outstanding PIK Loans on the date specified in the PIK Loan Redemption Notice, in accordance with the requirements of Section 2.03(B)(i); provided that with respect to Foreign Subsidiary Proceeds, such amounts shall be paid when actually received by a US Subsidiary Guarantor.

          (c) In addition to any other mandatory repayment or prepayment under this Section 2.03, the following amounts shall be paid to the Administrative Agent and shall be applied on the dates set forth below, to repay the outstanding Term Loans and accrued interest on the outstanding PIK Loans in accordance with the requirements of Section 2.03(B)(ii) and no PIK Loan Redemption Notice shall be required:

          (i) on the First Annual Cash Flow Payment Date, 75% of the Cash Flow Available for Debt Service for the period from and including the Closing Date to and including the last day of the fourth Post Plan Implementation Fiscal Quarter (such amount, if a positive amount, the "First Cash Flow Payment");

          (ii) on the Second Annual Cash Flow Payment Date, the lesser of (x) 75% of Cash Flow Available for Debt Service for the period from and including the first day of the fifth Post Plan Implementation Fiscal Quarter to and including the last day of the eighth Post Plan Implementation Fiscal Quarter and (y) 75% of an amount equal to Cash Flow Available for Debt Service for the period from and including the Closing Date to and including the last day of the eighth Post Plan Implementation Fiscal Quarter minus the First Cash Flow Payment (such amount, if a positive amount, the "Second Cash Flow Payment" and if the amount in sub-clause (x) is greater than the amount in sub-clause (y) of this sub-clause 2.03(A)(c)(ii), the difference between the amounts described in sub-clauses (x) and (y) of this Section 2.03(A)(c)(ii), the "First Notional Cash Flow Difference Amount" (provided, that if the amount determined pursuant to clause (y) of this Section 2.03(A)(c)(ii) is less than zero, such amount shall be deemed to be zero for purposes of calculating the First Notional Cash Flow Difference Amount));

          (iii) on the first Quarterly Cash Flow Payment Date, the lesser of (x) 75% of Cash Flow Available for Debt Service for the immediately preceding Fiscal Quarter and (y) 75% of an amount equal to Cash Flow Available for Debt Service for the period from and including the Closing Date to and including the last day of the immediately preceding Fiscal Quarter minus the First Cash Flow Payment and the Second Cash Flow Payment (such amount, if a positive amount, the "Third Cash Flow Payment" and together with the First Cash Flow Payment and the Second Cash Flow Payment, the "Cash Flow Payments", and each a "Cash Flow Payment" and if the amount in sub-clause
     (x) is greater than the amount in sub-clause (y) of this sub-clause 2.03
     (A)(c)(iii), the difference between the amounts described in sub-clauses
     (x) and (y) of this Section 2.03(c)(iii), the "Second Notional Cash Flow Difference Amount" (provided, that if the amount determined pursuant to clause (y) of this Section 2.03(A)(c)(iii) is less than zero, such amount shall be deemed to be zero for purposes of calculating the Second Notional Cash Flow Difference Amount));

          (iv) on the second Quarterly Cash Flow Payment Date, the lesser of (x) 75% of Cash Flow Available for Debt Service for the immediately preceding Fiscal Quarter and (y) 75% of an amount equal to Cash Flow Available for Debt Service for the period from and including the Closing Date to and including the last day of the immediately preceding Fiscal Quarter minus the sum of the Cash Flow Payments (if the amount in sub-clause (x) is greater than the amount in sub-clause (y) of this sub-clause 2.03
     (A)(c)(iv), the difference between the amounts described in sub-clauses (x) and (y) of this Section 2.03 (c)(iv), the "Third Notional Cash Flow Difference Amount" (provided, that if the amount determined pursuant to clause (y) of this Section 2.03(A)(c)(iv) is less than zero, such amount shall be deemed to be zero for purposes of calculating the Third Notional Cash Flow Difference Amount) and together with the First Notional Cash Flow Difference Amount and the Second Notional Cash Flow Difference Amount, the "Notional Cash Flow Difference Amounts");

          (v) on each Quarterly Cash Flow Payment Date starting with the 12th Post Plan Implementation Fiscal Quarter, 75% of the Cash Flow Available for Debt Service for the immediately preceding Fiscal Quarter;

          (vi) interest shall accrue as provided in Section 1.03(4) until the date of termination of this Agreement on (a) an amount equal to the Notional Cash Flow Difference Amounts (the "Cash Flow Additional Interest") and (b) on an amount equal to the portion of the Cash Flow Payment due on any Quarterly Cash Flow Payment Date that has been applied to pay the Cash Flow Additional Interest accrued and unpaid on such date (such amount, the "Deferred Prepayment Amount" and such interest accruing on any such Deferred Prepayment Amount, the "Deferred Prepayment Interest"); provided that (x) any Cash Flow Payment due on any following Quarterly Cash Flow Payment Date shall be applied first to repay the Cash Flow Additional Interest and second to repay the Deferred

     Prepayment Interest accrued and unpaid at such time in accordance with
     Section 2.03(B)(ii) and any Deferred Prepayment Interest or Cash Flow Additional Interest accrued and unpaid at such time that is in excess of such Cash Flow Payment due at such time shall be paid from the Cash Flow Payment due on any following Quarterly Cash Flow Payment Date and (y) the Notional Cash Flow Difference Amounts are calculated solely to calculate the Cash Flow Additional Interest and no payment of the Notional Cash Flow Difference Amounts shall be required to be made hereunder;

          (vii) Notwithstanding anything to the contrary contained in this
     Section 2.03(A)(c), Cash Flow Additional Interest and Deferred Prepayment Interest shall continue to accrue on the Notional Cash Flow Difference Amounts and the Deferred Prepayment Amounts, respectively for the benefit of the Term Lenders or the PIK Lenders, as applicable, until such time as the Term Loans and/or the PIK Loans have been repaid in full, unless the Borrower chooses to voluntarily prepay the following amounts pursuant to
     Section 2.02 in the following order and the Borrower shall have the right at any time to prepay such amount in whole or in part in such order: (i) first, all accrued and unpaid interest on the Term Loans (or if the Term Loans have been paid in full, on the PIK Loans) as of such date (including, without limitation, all accrued and unpaid Deferred Prepayment Interest, Cash Flow Additional Interest, Deferred Interest Amounts, and all accrued and unpaid interest on such Deferred Interest Amounts), and (ii) second, a prepayment of the Loans equal to the sum of the Notional Cash Flow Difference Amounts and the Deferred Prepayment Amounts then outstanding; provided that any amounts not so prepaid shall continue to accrue interest as provided in this Section 2.03(A)(c); provided further, that any amounts owed by the Borrower pursuant to this Section 2.03(A)(c) on the date of termination of this Agreement shall be due and payable on such date and shall be applied as specified in this Section 2.03(A)(c).

          (d) In addition to any other mandatory repayment or prepayment under this Section 2.03, (i) prior to the Termination of the Exit Facility, any monies to be received as payment for any loss under any insurance policy mentioned in
Section 5.7 (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be applied in accordance with the Collateral Agency and Intercreditor Agreement, and (ii) thereafter, any such monies shall (i) if no Event of Default has occurred and is continuing and if such proceeds are $5,000,000, or less, be paid over to the Borrower for application solely to the cost of repairs, replacements, or restorations, and (ii) in all other cases (except proceeds constituting Net Asset Sale Proceeds from the Disposition of assets permitted pursuant to clause
(f) of the definition of Permitted Dispositions will be applied in accordance with Section 2.03(A)(b)(iii)), be paid over to the Administrative Agent to be applied at the option of the Administrative Agent either to the prepayment of the Obligations without premium, in accordance with Section 2.03(B)(i) hereof or be disbursed under staged terms satisfactory to the Administrative Agent for application solely to the cost of repairs, replacements or restorations. The Borrower agrees that if the Borrower or any US Subsidiary Guarantor receives any payment for any loss under any insurance policy mentioned above or any payment of any award or compensation for condemnation or taking by eminent domain, to the extent the Borrower or US Subsidiary Guarantor is not entitled to retain same in accordance with the previous sentence, the

Borrower or such US Subsidiary Guarantor shall hold such proceeds in trust for, and promptly pay such proceeds over to, the Collateral Agent. All repairs, replacements, or restorations shall be effected within one year after the date of receipt of such proceeds (unless the Administrative Agent otherwise consents) and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction; provided that if any portion of such proceeds are not applied to the cost of repairs, replacements or restorations within such one year period, such remaining portion not used shall be applied on the last day of such one year period as a mandatory repayment in accordance with Section 2.03(B)(i).

          (B) Application. (i) All amounts paid to the Administrative Agent pursuant to the provisions of Section 2.03(A)(b) or 5.07(c) are to be paid and applied by the Administrative Agent in the following order:

          (a) First, to the pro rata payment (based on the respective proportions of such amounts owing under the Term Loans at such time) to all Term Lenders of all unpaid Deferred Interest Amounts, together with all accrued and unpaid interest on all such Deferred Interest Amounts, under the Term Loans on the date of payment;

          (b) Second, after payment of all amounts referred to in paragraph (a) of this subsection, to the pro rata payment (based on the respective proportions of such amounts owing under the Term Loans at such time) to all Term Lenders of all other accrued and unpaid interest under the Term Loans on the date of payment;

          (c) Third, after payment of all amounts referred to in paragraphs (a) and (b) of this subsection, to the pro rata payment (based on the respective proportions of such amounts owing under the Term Loans at such time) to all Term Lenders of all then unpaid Principal Amounts under the Term Loans;

          (d) Fourth, after payment of all amounts referred to in paragraphs
     (a), (b) and (c) of this subsection, to the pro rata payment (based on the respective proportions of such amounts owing under the PIK Loans at such time) to all PIK Lenders of all accrued and unpaid interest (which, for greater certainty will include without duplication, all accrued and unpaid interest on the Principal Amount of such Loans, all unpaid Accreted Interest Amounts under such Loans and all accrued and unpaid interest on all Accreted Interest Amounts under such Loans) under the PIK Loans on the date of payment;

          (e) Fifth, after payment of all amounts referred to in paragraphs (a),
     (b), (c) and (d) of this subsection, to the pro rata payment (based on the respective proportions of such amounts owing under the PIK Loans at such time) to all PIK Lenders of all then unpaid Principal Amounts of the PIK Loans; and

          (f) Sixth, after payment of all amounts referred to in paragraphs (a),
     (b), (c), (d) and (e) of this subsection, and provided that no Default or Event of Default has occurred and is continuing or would result therefrom, release of the balance, if any, of such amount to or as directed by the Borrower or as otherwise required by applicable law;

     and all of the interest and principal payments required to be paid under paragraphs (a), (b), (c), (d), (e) and (f) of this subsection shall have become, and shall be conclusively deemed for all purposes to have become, due and payable on the applicable payment date set forth in Section 2.03(A)(b).

          (ii) All amounts paid to the Administrative Agent pursuant to the provisions of Section 2.03(A)(c), are to be paid and applied by the Administrative Agent in the following order:

          (a) First, to any unpaid Cash Flow Additional Interest;

          (b) Second, after payment of all amounts referred to in paragraph (a) of this subsection, to any unpaid Deferred Prepayment Interest;

          (c) Third, after payment of all amounts referred to in paragraphs (a) and (b) of this subsection, to the pro rata payment (based on the respective proportions of such amounts owing under the Term Loans at such time) to all Term Lenders of all unpaid Deferred Interest Amounts, together with all accrued and unpaid interest on all Deferred Interest Amounts, under the Term Loans on the date of payment;

          (d) Fourth, after payment of all amounts referred to in paragraph (a),
     (b) and (c) of this subsection, to the pro rata payment (based on the respective proportions of such amounts owing under the Term Loans at such time) to all Term Lenders of all other accrued and unpaid interest under the Term Loans on the date of payment;

          (e) Fifth, after payment of all amounts referred to in paragraphs (a),
     (b), (c) and (d) of this subsection, to the pro rata payment (based on the respective proportions of such amounts owing under the PIK Loans at such time) to all PIK Lenders of all accrued and unpaid interest (which, for greater certainty, will include without duplication all accrued and unpaid interest on the Principal Amount of such Loans, all unpaid Accreted Interest Amounts under such Loans and all accrued and unpaid interest on all Accreted Interest Amounts under such Loans) under the PIK Loans on the date of payment;

          (f) Sixth, after payment of all amounts referred to in paragraphs (a),
     (b), (c), (d) and (e) of this subsection, to the pro rata payment (based on the respective proportions of such amounts owing under the Term Loans at such time) to all Term Lenders of all then unpaid Principal Amounts under the Term Loans; and

          (g) Seventh, after payment of all amounts referred to in paragraphs
     (a), (b), (c), (d) and (f) of this subsection, and provided that no Default or Event of Default has occurred and is continuing or would result therefrom, release of the balance, if any, of such amount to or as directed by the Borrower or as otherwise required by applicable law;

and all of the interest and principal payments required to be paid under paragraphs (a), (b), (c), (d), (e), (f), and (g) of this subsection shall have become, and shall be conclusively deemed for all purposes to have become, due and payable on the applicable payment date set forth in subsections (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section 2.03(A)(c).

          2.04 PIK Loan Redemption Notice. Notice of prepayment or redemptions of the PIK Loans (each a "PIK Loan Redemption Notice") shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date of such prepayment or redemption, to each holder of PIK Notes, at the address provided by the Administrative Agent.

          All PIK Loan Redemption Notices shall set forth:

          (i) the date of such prepayment or redemption,

          (ii) the price at which the PIK Notes will be prepaid or redeemed,

          (iii) a brief statement setting forth the Borrower's right to effect such prepayment or redemption and the Borrower's basis therefor,

          (iv) that such prepayment or redemption is in respect of all PIK Notes then outstanding (together with any accrued and unpaid interest in respect of such PIK Notes), and

          (v) that on the date of such repayment or redemption, the PIK Notes will become due and payable, that interest thereon will cease to accrue and that the conversion features of the PIK Loans set forth in Section 1.07 of this Agreement shall no longer be operative. Each PIK Loan Redemption Notice shall be given by the Borrower or at the Borrower's request by the Administrative Agent in the name and at the expense of the Borrower.

          2.05 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lenders entitled thereto no later than 12:00 noon (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          2.06 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense.

          (b) Except as provided in Section 2.06(c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, any tax imposed on or measured by the net income or net profits of a Lender (including any indemnities arising as a result of the operation of this

Section 2.06), as applicable, or any franchise tax based on the net income or net profits of a Lender, as applicable in either case pursuant to the laws of the jurisdiction in which it is incorporated or organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, including without limitation any amount paid pursuant to this
Section 2.06 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. Notwithstanding anything to the contrary contained in this Section 2.06(b), the Borrower shall not be required to increase any such amounts payable pursuant to this Section
2.06 to the Administrative Agent or any Lender (i) that is not organized under the laws of the United States or is an Original Canadian Lender if such Person fails to comply with the requirements of subsection 2.06(c) or (ii) if the increase in such amount payable results from the Administrative Agent's or Lender's own willful misconduct or gross negligence. The Borrower will furnish to the Administrative Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (c) Each Lender other than an Original Canadian Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) and that is deemed to have made Loans to the Borrower agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, and each such Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.06 or 10.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not such a United States person agrees to deliver to the Borrower and the Administrative Agent on or prior to the date of such assignment or transfer to such Lender (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8 ECI or Form W-8 BEN (with respect to a complete exemption under an income tax treaty) certifying such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8 ECI or Form W-8 BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 2.06(c)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN (with respect to the portfolio interest exemption) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender described in the preceding sentence (a "Specified Lender") agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8 ECI or Form W-8 BEN (with respect to a complete exemption under an income tax treaty) or Form W-8 BEN (with respect to the portfolio interest exemption) and a Section 2.06(c)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Specified Lender to a continued exemption from or reduction in United States withholding tax with respect to payments by the Borrower under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such lender shall not be required to deliver any such form of certificate pursuant to this
Section 2.06(c). Notwithstanding anything to the contrary contained in Section 2.06(b), but subject to Section 10.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Specified Lender for U.S. federal income tax purposes to the extent that such Specified Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and
(y) the Borrower shall not be obligated pursuant to Section 2.06(b) hereof to gross-up payments to be made to a Specified Lender in respect of income or similar taxes imposed by the United States if (I) such Specified Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.06(c) or (II) in the case of a payment other than interest to a Specified Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.06 and except as set forth in Section 10.04(b), the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.06(b) in respect of any amounts either paid by a Lender or deducted or withheld by the Borrower as described in the immediately preceding sentence as a result of any changes that are effective after the Closing Date (or, with respect to any assignee of any Lender, after the date on which the assignment to such assignee becomes effective) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes that is imposed by the United States or any political sub-division in or of the United States.

          (d) Each Original Canadian Lender agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or promptly thereafter, two accurate and complete original signed copies of Internal Revenue Service Form W-8 ECI or Form W-8 BEN (or successor forms) certifying to such Lender's entitlement to a reduced rate of, or complete exemption from, United States withholding tax with respect to payments to be made under this Agreement and under any Note. In addition, each Original Canadian Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8 ECI or W-8 BEN, or it shall immediately notify each of the Borrower and the Administrative Agent of its inability to deliver any such Form, in which latter case such Original Canadian Lender shall not be required to deliver any such Form pursuant to this Section 2.06(d). Notwithstanding anything to the contrary contained in Section 2.06(b), but subject to Section 10.04(b), the Borrower shall, to the extent it is required to do so by law, deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of an Original Canadian Lender for U.S. federal income tax purposes. The Borrower shall not be obligated pursuant to Section 2.06(b) hereof to gross-up payments to be made to an Original Canadian Lender in respect of income or similar taxes imposed by the United States if such Original Canadian Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.06(d). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.06, the Borrower agrees to pay any additional amounts and to indemnify each Original Canadian Lender in the manner set forth in Section 2.06(b) in respect of any amounts either paid by an Original Canadian Lender or deducted or withheld by the Borrower if such Original Canadian Lender has not provided either Internal Revenue Service Form W-8 BEN or Form W-8 ECI after determining in its reasonable discretion that it will suffer any economic, legal or regulatory disadvantage as a result of having provided such form.

          (e) If the Borrower pays any additional amount under Section 2.06(b) to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Bank, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 2.06(e) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 2.06 without any exclusions or defenses; and (iii) nothing in this Section 2.06(e) shall require the Lender to disclose any confidential information to the Borrower (including , without limitation, its tax returns).

          (f) At or before the Closing Date, or promptly thereafter, and at such subsequent times reasonably requested in writing by the Borrower or the Administrative Agent, each U.S. Lender shall provide each of the Borrower and the Administrative Agent with a duly executed and valid Internal Revenue Service Form W-9 (or appropriate successor form), provided, that the Administrative Agent is not a United States Person as defined in ss.7701(a)(30) of the Code; provided, further, that a U.S. Lender shall not be required to provide such form if such U.S. Lender determines in its reasonable discretion that it will suffer any economic, legal or regulatory disadvantage as a result of having provided such form.

          (g) At or prior to the Closing Date, and at such subsequent times reasonably requested in writing by the Borrower, the Administrative Agent shall provide the Borrower with IRS Form W-8IMY.

          (h) The provisions of this Section 2.06 are subject to the provisions of Section 10.15 (to the extent applicable).

          Section 3. Conditions Precedent.

          3.01 Conditions Precedent to Term Loans and PIK Loans. This Agreement shall become effective on the date (the "Closing Date") on which each of the conditions contained in this Section 3 is satisfied. Unless the Administrative Agent has received actual notice from any Lender that the conditions set forth in this Section 3 have not been met to its satisfaction, upon the Administrative Agent's good faith determination that the conditions described in this Section 3 have been met to the Administrative Agent's satisfaction, the Closing Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Closing Date shall not release the Borrower or any other Obligor from any liability for failure to satisfy one or more of the applicable conditions contained in this Section 3; provided that all items, actions or determinations which are required to be acceptable to the Administrative Agent or the Required Pre-Petition Lenders under this Section 3, shall be deemed satisfactory to the Required Pre-Petition Lenders upon the occurrence of the Closing Date). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Closing Date. Notwithstanding that this Agreement is expressed to be dated as of March 31, 2000, it is agreed that this Agreement shall be deemed to be delivered on and take effect as of and from the Closing Date.

          (a) Execution of Agreement; Notes. (i) Each Obligor, the Administrative Agent and the Required Pre-Petition Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Required Pre-Petition Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing) or written notice (actually received) at such office that the same has been signed and mailed to it and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders, the appropriate Notes and other Loan Documents executed by the Borrower (and/or any other Person required thereunder) in the amount, maturity and as otherwise provided herein and as satisfactory to the Administrative Agent.

          (b) Exit Facility. On the Closing Date, the Exit Facility shall have been executed and delivered and a copy thereof shall have been received by the Administrative Agent in a form satisfactory to the Administrative Agent and the Required Pre-Petition Lenders, and the initial extension of credit having occurred (or simultaneously shall occur) thereunder.

          (c) Intercreditor Agreements. On the Closing Date, the Administrative Agent shall have received fully executed and delivered originals of (i) the Collateral Agency and Intercreditor Agreement, (ii) the Prepetition Lien Subordination and Intercreditor Agreement and (iii) the Bonding Lien Intercreditor Agreement, the form and substance of each of which shall be satisfactory to the Administrative Agent and the Required Pre-Petition Lenders.

          (d) Corporate Documents; Proceedings; Officer's Certificates. (i) The Administrative Agent shall have received from each Obligor a certificate, dated the Closing Date, signed by a Responsible Officer, Secretary or Assistant Secretary of such Obligor and attested to by the Secretary or any Assistant Secretary of such Obligor in the form of Exhibit D with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (and in the case of the Borrower, the Registration Rights Agreements and Shareholders Rights Agreement) of each Obligor and the resolutions of the Board of Directors of each Obligor referred to in such certificate, authorizing and approving the transactions contemplated by this Agreement, and the foregoing shall be satisfactory in form and substance to the Administrative Agent.

          (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate officers or Governmental Authorities.

          (e) Opinions of Counsel. The Administrative Agent shall have received an opinion in form and substance satisfactory to it, addressed to each of the Lenders and dated the Closing Date, from (i) Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Borrower and the Subsidiary Guarantors, covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Stikeman Elliott, Canadian counsel to the Borrower and the Subsidiary Guarantors, covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iii) from Colin Soule, Esq., as General Counsel to the Borrower, covering the matters set forth in Exhibit E-3 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (iv) from local counsels to the Borrower and the Subsidiary Guarantors, as requested by the Administrative Agent covering the matter set forth in Exhibit E-4 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          (f) Order. The Administrative Agent shall have received (i) a copy of the US Confirmation Order, (ii) a copy of the Stipulation and Order and
     (iii) a copy of the Canadian Vesting Order and the Canadian Confirmation Order (collectively, the "Canadian Orders"), which US Confirmation Order, Stipulation Order and Canadian Orders shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded or otherwise modified without the prior written consent of the Administrative

     Agent and the Required Pre-Petition Lenders, shall be satisfactory to the Administrative Agent and the Required Pre-Petition Lenders and shall, except as shall be acceptable to the Administrative Agent, be a Final Order with respect to the US Confirmation Order and the Canadian equivalent of a Final Order with respect to the Canadian Orders.

          (g) Consummation of the Reorganization Plan. (i) On the Closing Date, the Reorganization Plan shall have been consummated (except to the extent distributions are to be made after the Plan Effective Date) and become effective in accordance with its terms and applicable law, the Plan Effective Date and the consummation thereof shall have occurred thereunder and all conditions to the Plan Effective Date and such consummation shall have been satisfied or waived (with the consent of the Administrative Agent and the Required Pre-Petition Lenders).

          (ii) The Canadian Transactions shall have been fully consummated in accordance with the terms and conditions of the Canadian Orders.

          (iii) The Pre-Closing Restructuring Transactions shall have been fully consummated.

          (h) Payment of Fees, etc. The Borrower shall have paid all costs, fees and expenses owing under or in connection with the Loan Documents and the Fee Letter to the extent due to the Administrative Agent or the Lenders on or before the Closing Date and shall have paid all fees and disbursements of the advisors of the Administrative Agent and the Lenders which shall be due and payable on or prior to the Closing Date (including all fees and disbursements payable relative to the 1997 Credit Agreement and the Reorganization Plan) to the extent due and notified to the Borrower (including, without limitation, reasonable fees and expenses of counsel).

          (i) Approvals. On the Closing Date, all necessary governmental and third party approvals in connection with the transactions contemplated by the Reorganization Plan and the Loan Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Borrower, the Required Pre-Petition Lenders and the Administrative Agent, materially adverse conditions upon the consummation of such transactions. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing material adverse conditions upon the consummation of the Reorganization Plan or the transactions contemplated by the Loan Documents.

          (j) Existing Obligations and Liens. (i) On or prior to the Closing Date, the commitments under the DIP Credit Agreement shall have been terminated, and all loans thereunder, together with interest thereon, and all other amounts (including, without limitation, fees) owing pursuant to the DIP Credit Agreement, shall have been repaid in full and any priority status, security interest or Liens relating thereto shall have been released or terminated and be of no further force and effect. On the Closing Date, all Existing Letters of Credit shall have been either (x) terminated or returned to the issuer thereof undrawn and canceled or (y) back-stopped under the Exit Facility in a manner satisfactory to the issuers of such Existing Letters of Credit. The Administrative Agent and the Required Pre-Petition Lenders shall have received evidence in form, scope and substance satisfactory to the Administrative Agent that the matters set forth in this Section 3.01(j)(i) have been satisfied at such time.

          (ii) On the Closing Date, all Existing Indebtedness of the Borrower and its Subsidiaries is set forth on Schedule III, and all Liens securing Existing Indebtedness, shall be evidenced by the agreements relating thereto, and neither the Borrower nor any of its Subsidiaries shall be obligated with respect to any other Indebtedness, nor shall the Borrower or any of its Subsidiaries, or any of their respective assets or properties, be subject to Liens (other than Permitted Liens).

          (iii) On the Closing Date, all Indebtedness (other than Existing Indebtedness and the indebtedness of PSC and the other Canadian Debtors to the Pre-Petition Lenders) of the Released Creditors shall have been canceled, repaid or converted into equity and all security interests and Liens held by or on behalf of such Released Creditors (other than to the extent securing Existing Indebtedness) on the assets owned by the Borrower or its Subsidiaries shall have been terminated and released, and any collateral in possession of any Released Creditor shall have been returned to the Borrower. The Administrative Agent shall have received evidence in form, scope and substance satisfactory to the Administrative Agent that the matters set forth in this Section 3.01(j)(iii) have been satisfied at such time, which may include (i) termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower, its Subsidiaries and their predecessors in interest in connection with the security interests created with respect to such Released Creditors and the documentation related thereto and (ii) a termination or assignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower, its Subsidiaries and their predecessors in interest on which filings have been made.

          (k) Financial Statements. On the Closing Date, the Administrative Agent shall have received the financial statements set forth on Schedule IV.

          (l) Insurance Certificates. On the Closing Date, the Borrower shall have delivered to the Administrative Agent certificates of insurance and other evidence of such insurance, if any, with respect to the insurance policies described on Schedule V naming the Collateral Agents as loss payees in respect of any casualty loss policies covering Collateral, and naming the Collateral Agents as additional insured with respect to any liability policy and stating that such insurance shall not be canceled or materially revised without 30 days' prior written notice by the insurer to the Collateral Agents.

          (m) Unsecured Notes. On or prior to the Closing Date, the Lenders shall have received true and correct copies of the Unsecured Notes Documents, and all of the terms and conditions thereof shall be in form and substance satisfactory to the Administrative

     Agent and the Required Pre-Petition Lenders. All of the Unsecured Notes Documents (other than the Unsecured Notes) shall have been duly executed and delivered by the parties thereto, shall be in full force and effect.

          (n) Security Agreements. On the Closing Date, (i) the Borrower and each US Subsidiary Guarantor shall have executed and delivered a Security Agreement in the form of Exhibit G-1 (as modified, supplemented or amended from time to time, the "Security Agreement") together with the U.S. motor vehicle registrations requested by the Exit Agent, a Copyright Security Agreement in the form of Exhibit G-2 (as modified, supplemented, or amended from time to time, the "Copyright Security Agreement"), a Patent Security Agreement in the form of Exhibit G-3 (as modified, supplemented, or amended from time to time, the "Patent Security Agreement"), a Trademark Security Agreement in the form of Exhibit G-4 (as modified, supplemented, or amended from time to time, the "Trademark Security Agreement"), a Rolling Stock Security Agreement in the form of Exhibit G-5 (as modified, supplemented or amended from time to time, the "Rolling Stock Security Agreement"), (ii) each Canadian Guarantor shall have executed and delivered a Canadian Security Agreement in the form of Exhibit G-6 (as modified, supplemented, or amended from time to time, the "Canadian Security Agreement"), (iii) each Non-US Guarantor shall have executed and delivered a Guarantor Security Agreement in the form of Exhibit G-7 (as modified, supplemented, or amended from time to time, the "Guarantor Security Agreement") and (iv) the Borrower shall have delivered properly executed Quebec Security Documents in the form of Exhibit G-8.

          (o) Mortgages. On the Closing Date, the Collateral Agents shall have received fully executed counterparts of the mortgages, debentures or deeds to be filed to secure the debt to the Lenders, in form and substance satisfactory to the Administrative Agent, (each, as modified, supplemented, or amended from time to time, a "Mortgage" and, collectively, the "Mortgages"), to effectively create a valid and enforceable mortgage lien subject to no other Liens other than the Permitted Liens against the Real Property Collateral owned or leased by an Obligor as of the Closing Date in favor of the Collateral Agents for the benefit of the PIK Lenders and the Term Lenders.

          (p) Subsidiary Guaranty. Each Subsidiary Guarantor shall have duly authorized, executed and delivered either (i) the US Subsidiary Guaranty in the form of Exhibit H-1, or (ii) the Canadian Subsidiary Guaranty in the form of Exhibit H-2, and the US Subsidiary Guaranty and the Canadian Subsidiary Guaranty shall each be in full force and effect.

          (q) Stock Pledge Agreement. Each Obligor shall have duly authorized, executed and delivered the Stock Pledge Agreement in the form of Exhibit I hereto (as amended, restated, supplemented or modified from time to time, the "Stock Pledge Agreement"), which shall be in full force and effect, and shall have delivered the collateral subject thereto to the appropriate Collateral Agent as determined by the Collateral Agency and Intercreditor Agreement, as secured party, (x) endorsed in blank in the case of promissory notes and (y) together with executed and undated stock powers, in the case of Stock, endorsed in blank.

          (r) UK Operations. The Administrative Agent shall have received executed UK Compliance Certificates and such certificates and all exhibits attached thereto shall be in form and substance satisfactory to the Administrative Agent;

          (s) Cost Sharing Agreement. The Cost Sharing Agreement shall have been executed and the Administrative Agent shall have received a copy thereof which shall be in form and substance satisfactory to the Administrative Agent.

          (t) Funding of Claims. The Pre-Petition Lenders shall have entered into an agreement (the "Funding Agreement") in form and substance satisfactory to the Administrative Agent, regarding the funding of certain retained claims which are property of PSC and its Canadian Subsidiaries.

          (u) Excess Proceeds Account. 75% of all amounts deposited in the Excess Proceeds Account shall have been delivered to the Term Lenders or as they direct, which amounts shall reduce dollar-for-dollar the initial principal amount of the Term Loans and the remaining 25% of such proceeds shall have been released to the Borrower.

          (v) UK Sale. The Administrative Agent shall have received evidence satisfactory to it that all the conditions precedent to the sale of the shares of Philip Services (Europe) Limited other than the Plan Effective Date, have been satisfied.

          (w) Exit Facility. There shall be no default or event of default under the Exit Facility.

          (x) Backstopping Letters of Credit. The Existing Letters of Credit shall have been backstopped by letters of credit issued under the Exit Facility in a manner satisfactory to the respective issuer thereof which shall be in form and substance satisfactory to the issuers of the Existing Letters of Credit.

          Section 4. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement, the Borrower makes the following representations and warranties to the Lenders which shall be true, correct, and complete, in all material respects, as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement and the Notes.

          4.01 No Encumbrances. Each Obligor has good and indefeasible title to its Collateral, free and clear of Liens except for Permitted Liens.

          4.02 Equipment. Except for immaterial amounts of idle Equipment, all of the Equipment is used or held for use in the Obligors' business and is fit for such purposes.

          4.03 Location of Inventory and Equipment. Except for railcars, other rolling stock, registered motor vehicles, aircraft, vessels, and immaterial (less than $10,000,000 in market value as reasonably determined by the Collateral Agent) amounts of Inventory and other Equipment (i) no Inventory or Equipment is stored with a bailee, warehouseman, or similar party and (ii) no Inventory or Equipment is located at any location other than the locations identified on Schedule VI.

          4.04 Inventory Records. The Obligors, taken as a whole, keep records that are accurate, in all material respects, and that itemize and describe the type and quantity of its Inventory held for sale and its cost therefor.

          4.05 Location of Chief Executive Office; FEIN. The chief executive office of each of the Obligors is located at the address indicated in Schedule VII and the Borrower's and each US Subsidiary Guarantor's FEIN is identified in
Schedule VII.

          4.06 Due Organization and Qualification; Subsidiaries. (a) Each Obligor (except for Oneida Asbestos Removal Inc.) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

          (b) Set forth on Schedule VIII, is a complete and accurate description of the authorized capital Stock of the Borrower, by class, and a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule VIII, and other than the conversion rights applicable under the Unsecured Notes Documents entered into with respect to the Unsecured Convertible Debt Indenture and the PIK Loans, there are no subscriptions, options, warrants, or calls relating to any shares of the capital Stock of the Borrower, including any right of conversion or exchange under any outstanding security or other instrument. Except for any such obligations set forth under this Agreement or under the Unsecured Notes Documents entered into with respect to the Unsecured Convertible Debt Indenture, the Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

          (c) Set forth on Schedule VIII, is a complete and accurate list of the Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) Except as set forth on Schedule VIII, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of the Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

          4.07 Due Authorization; No Conflict. (a) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Obligor.

          (b) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Obligor except that the Borrower does not make the foregoing representation and warranty as to whether the grant of Collateral Agents' Liens in and to any Obligor's right, title, and interest in and to any agreement, instrument, license, permit or other document or General Intangible conflicts with or constitutes a default under such agreement, instrument, license, permit or other document or General Intangible if and to the extent such agreement, instrument, license, permit or other document or General Intangible purports to prohibit the assignment thereof or grant of a security interest therein, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Obligor, other than Permitted Liens, or (iv) except to the extent obtained as of the Closing Date, require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

          (c) Other than the filing of financing statements, fixture filings, Mortgages, filings under the PPSA, and filings necessary to perfect security interests in aircraft, rail cars, vessels and certificated motor vehicles, the execution, delivery, and performance by each Obligor of the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

          (d) The Loan Documents to which each Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) Except (x) to the extent expressly set forth in the Collateral Documents and (y) that the Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto, the Collateral Agents' Liens granted by the Obligors for the benefit of the Lenders in and to their properties and assets pursuant to this Agreement and the other Loan Documents create, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in, and Lien on, all the Collateral subject thereto, superior to and prior to the rights of all third Persons other than the holders of the Senior Liens and certain Permitted Liens that are specifically identified on Schedule XXVI as being entitled to priority over the Collateral Agents' Liens.

          4.08 Litigation. Other than those matters disclosed on Schedule IX, there are no actions, suits, or proceedings pending or, to the best knowledge of the Borrower and the US Subsidiary Guarantors, threatened against any Obligor, except for matters that are fully covered by insurance (subject to customary deductibles).

          4.09 No Material Adverse Change. Attached hereto as Schedule IV is a pro forma balance sheet of the Borrower and its Subsidiaries that is dated as of the Closing Date, which was prepared based upon the most recent balance sheet of the Borrower and its Subsidiaries available prior to the Closing Date, which was prepared in accordance with GAAP (except for the omission of footnotes, and certain reclassifications and interim period adjustments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material)) and presents fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the Closing Date.

          4.10 Fraudulent Transfer. (a) The Obligors, taken as a whole, are Solvent.

          (b) No transfer of property is being made by an Obligor and no obligation is being incurred by an Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor.

          4.11 Employee Benefits. Neither the Borrower nor any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes or is required to contribute to any Benefit Plan or any Multiemployer Plan, other than those listed on Schedule X. As of the Closing Date, the Borrower, the US Subsidiary Guarantors and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the Code with respect to each Benefit Plan to which it is obligated to contribute. Full payment has been made by the Borrower, the US Subsidiary Guarantors or any of their ERISA Affiliates of all minimum amounts which such entities are required to contribute under the terms of each Plan and Multiemployer Plan except where the failure to so comply, taking all instances in the aggregate, would not reasonably be expected to result in liability in respect of such minimum amounts in excess of $35,000. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement.

          4.12 Environmental Condition. Except as set forth on Schedule XI, to the Borrower's knowledge, none of the Obligors' properties or assets has ever been used by an Obligor or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of applicable Environmental Law in a manner that reasonably is likely, individually or in the aggregate, to result in a Material Adverse Change. Except as set forth on Schedule XII, to the Borrower's knowledge, none of the Obligors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site (where the effect that reasonably could be expected to result from such designation or identification reasonably could be expected to result in a Material Adverse Change), or as a candidate for closure pursuant to any environmental protection statute. Except as set forth on
Schedule XIII, no Obligor has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real or personal property owned or operated by an Obligor. Except as set forth on Schedule XIV, no Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Obligor resulting in the releasing or disposing of Hazardous Materials into the environment, other than such summons, citations, notices, or directives that individually or in the aggregate are not reasonably likely to result in a Material Adverse Change.

          4.13 Intellectual Property. The Obligors, taken as a whole, own, or hold adequate licenses or rights to use, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of their business, taken as a whole, as currently conducted. Attached hereto as Schedule XV is a true, correct, and complete listing of all patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which an Obligor is the owner or is an exclusive licensee.

          4.14 Leases. The Obligors, taken as a whole, enjoy peaceful and undisturbed possession under all leases material to the business of the Obligors, taken as a whole, and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by the Obligors exists under any of them.

          4.15 DDAs. Set forth on Schedule XVI are all of the Obligors' current DDAs, including, with respect to each depository (i) the name and address of that depository; and (ii) the account number(s) of the account(s) maintained with such depository.

          4.16 Owned Real Property and Material Leases. Schedule XVIII is a listing of all Real Property that is either (a) owned in fee by the Obligors, or
(b) leased by the Obligors and identified by the Obligors as being material to the business of the Obligors taken as a whole.

          4.17 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Obligors in writing to the Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Obligors in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          4.18 Indebtedness. Set forth on Schedule III is a true and complete list of all (a) Indebtedness of the Obligors outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date, and (b) agreements existing immediately prior to the Closing Date that are to remain outstanding after the Closing Date pursuant to which the

Obligors are entitled to incur Indebtedness, in each case showing the aggregate principal amount thereof and the name of the Obligor which directly or indirectly is obligated on account of such Indebtedness (collectively, the "Existing Indebtedness").

          4.19 Project Accounts. Set forth on Schedule XIX is a true and complete list of all Project Accounts.

          4.20 Directors' Compensation. Set forth on Schedule XX is a description of the annual fee or per-meeting fees to be paid to directors by each Obligor for the current fiscal year.

          4.21 Rights Agreement. Exhibit M is a true, correct and complete copy of the executed Rights Agreement, and the Rights Agreement has not been amended, supplemented or modified in any way, and remains in full force and effect.

          Section 5. Affirmative Covenants. The Borrower covenants and agrees that, unless the Required Lenders otherwise consent, on and after the Closing Date and until the Term Loans, the PIK Loans, the Term Notes and the PIK Notes, together with interest, fees and all other Obligations incurred hereunder and thereunder, are paid in full, the Borrower shall do, and unless the context otherwise requires, shall cause each Obligor to do, all of the following:

          5.01 Accounting System. Maintain a system of accounting that enables the Borrower to produce consolidated financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by the Administrative Agent. The Obligors taken as a whole also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          5.02 Financial Statements, Reports, Certificates. Deliver to the Administrative Agent, with sufficient copies for each Lender of the following documents (or, with the consent of the Administrative Agent, the electronic equivalent of such documents) (it being understood that, absent request by the Administrative Agent for information with respect to a particular Obligor, this covenant shall be deemed satisfied to the extent that the Borrower provides the following information for the Obligors taken as a whole):

          (a) as soon as available, but in any event within 45 days after the end of each month during each of the Borrower's fiscal years,

               (i) a company prepared consolidated balance sheet, statement of earnings, and statement of cash flow covering the Borrower's and its Subsidiaries operations during such period,

               (ii) a certificate signed by the chief financial officer of the Borrower on behalf of the Borrower to the effect that:

                    (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects the financial condition of the Borrower and its Subsidiaries,

                    (B) there does not exist any condition or event that
               constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the applicable Obligor has taken, is taking, or proposes to take with respect thereto),

               (iii) for each month that is the date on which a financial covenant in Section 6.17 is to be tested, a Compliance Certificate demonstrating in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 6.17, and

               (iv) for each month that ends immediately prior to a Cash Flow Payment Date, a calculation of the payment required to be made by the Borrower on such Cash Flow Payment Date.

          (b) as soon as available, but in any event within 120 days after the end of each of the Borrower's fiscal years that occurs after the Closing Date.

               (i) consolidated financial statements of the Borrower and its Subsidiaries for each such fiscal year, audited by PriceWaterhouseCoopers or other independent certified public accountants reasonably acceptable to the Administrative Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, statement of earnings, and statement of cash flow and, if prepared, such accountants' letter to management),

               (ii) a certificate of such accountants addressed to the Administrative Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 6.17,

          (c) if and when filed by the Borrower,

               (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

               (ii) any other filings made by the Borrower with the SEC, and

               (iii) any other information that is provided by the Borrower to its shareholders generally,

          (d) upon the request of the Administrative Agent,

     (i) any other report reasonably requested relating to the financial condition of the Borrower or any of the other Obligors.

     In addition to the financial statements referred to above, the Borrower and the US Subsidiary Guarantors agree to deliver promptly to the Administrative Agent (with copies (or, with the consent of the Administrative Agent, the electronic equivalent thereof) for each Lender) copies of management reports, in the form historically prepared by the Borrower, that reflect the operational performance of each of the individual business segments of the Borrower and the US Subsidiary Guarantors taken as a whole. Without limiting the foregoing, the Borrower and the US Subsidiary Guarantors agree (unless and until the UK Metals Operations have been sold) that each of the financial statements to be delivered hereunder shall be prepared on a consolidated basis reflecting the financial performance of the Borrower and its Subsidiaries (exclusive of the financial performance of the UK Metals Operations) and reflecting the UK Metals Operations. The Borrower and the US Subsidiary Guarantors agree that their independent certified public accountants are authorized to communicate with the Administrative Agent and to release to the Administrative Agent whatever financial information concerning the Obligors that the Administrative Agent reasonably may request; provided, however, that, prior to contacting such independent certified public accountants, the Administrative Agent shall attempt, in good faith, to obtain such information from the Borrower and the US Subsidiary Guarantors.

     5.03 Tax Returns. Upon the request of the Administrative Agent, deliver copies of all federal income tax returns as soon as the same are available and in any event no later than 45 days after the same are required to be filed by law (after giving effect to any applicable duly filed extensions).

     5.04 Certificates of Title. Upon the Collateral Agent's request, promptly deliver to the Collateral Agents, properly endorsed, any and all certificates of title to any items of Equipment.

     5.05 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, except where the Borrower and the US Subsidiary Guarantors determine that to do so would not be economic and where the failure to do so is not reasonably likely to result in a Material Adverse Change. Other than those items of Equipment that constitute fixtures on the Closing Date, each Obligor shall use its commercially reasonable efforts to prevent any item of Equipment from becoming a fixture to real estate (other than Real Property Collateral) or an accession to other property, and such Equipment shall at all times remain personal property.

     5.06 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Obligors will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish the Administrative Agent with proof satisfactory to the Administrative Agent indicating that each Obligor has made such payments or deposits. Upon the request of the Administrative Agent, each Obligor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (a) such Obligor conducts business or is required to pay any such excise tax, (b) where such Obligor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Obligor, or (c) where such Obligor's failure to pay any such applicable excise tax would constitute a Material Adverse Change. The foregoing notwithstanding, Obligors may have at any one time outstanding: (i) an amount of $500,000 in unpaid and delinquent taxes and assessments (exclusive of those subject to Permitted Protests); plus (ii) delinquent taxes owing by BEC/Philip in the approximate amount of $338,000 owing to Jefferson County, Alabama; plus (iii) provincial sales taxes in arrears in the approximate amount of $305,000 as identified on that certain document labeled as "Receiver's Reserve Estimate" (collectively, "Permitted Delinquent Taxes"), Obligors shall use their commercially reasonable efforts to promptly discharge and pay the Permitted Delinquent Taxes.

     5.07 Insurance. (a) At the Obligors' expense, maintain insurance respecting the Collateral, wherever located, and with respect to the Obligors' business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Obligors also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to the Administrative Agent. The Obligors shall deliver copies of all such policies to the Administrative Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming (i) prior to Termination of the Exit Facility, such Person as is required under the Collateral Agency and Intercreditor Agreement, and (ii) thereafter, the Collateral Agents, as loss payee, or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever. If the Obligors fail to provide and pay for such insurance, the Administrative Agent may, at its option, but shall not be required to, procure the same and charge the Borrower therefor.

     (b) At the Obligors' expense, obtain and maintain (i) insurance of the type necessary to insure the Collateral and all improvements to the Real Property, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, and other risks from time to time included under "extended coverage" policies, in such amounts as the Administrative Agent may require, but in any event in amounts sufficient to prevent the Obligors from becoming a co-insurer under such policies; (ii) combined single limit bodily injury insurance against any loss, liability, or damages per occurrence in an amount not less than that historically maintained by the Obligors; and (iii) insurance for such other risks as the Administrative Agent may require in its Permitted Discretion.

     (c) The Obligors shall give the Administrative Agent prompt notice of any material loss covered by such insurance. Prior to the Termination of the Exit Facility, losses payable under any such insurance policies shall be adjusted as provided in the Exit Facility, and thereafter, the Administrative Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to the Obligors whatsoever in respect of such adjustments; provided, however, so long as no Event of Default exists, the Obligors shall have the right to adjust any losses payable under any such insurance policies involving amounts less than $5,000,000.

     (d) Neither the Borrower nor any US Subsidiary Guarantor will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.07, unless the Collateral Agents as required by Section 5.07(a) are included thereon as named insured with the loss payable to the Collateral Agents under a standard 438BFU endorsement or its equivalent. The Borrower or the applicable US Subsidiary Guarantor immediately shall notify the Administrative Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies immediately shall be provided to the Administrative Agent.

     5.08 Location of Inventory and Equipment. Keep the Inventory and Equipment (other than railcars, other rolling stock, registered motor vehicles, aircraft, vessels and immaterial (less than $10,000,000 in market value as reasonably determined by the Collateral Agent) amounts of Inventory and other Equipment) at no locations other than those identified on Schedule VI; provided, however, that Borrower may amend Schedule VI so long as such amendment occurs by written notice to the Collateral Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States or Canada, and so long as, at the time of such written notification, the applicable Obligor provides any financing statements, fixture filings, or other filings necessary to perfect and continue perfected the Collateral Agents' Liens on such assets.

     5.09 Employee Benefits. (a) Cause to be delivered to the Administrative Agent, each of the following: (i) promptly, and in any event within 10 Business Days after the Borrower, any US Subsidiary Guarantor or any of its ERISA Affiliates knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of the Borrower or such US Subsidiary Guarantor describing such ERISA Event and any action that is being taking with respect thereto by the Borrower or such US Subsidiary Guarantor, or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. The Borrower, such US Subsidiary Guarantor or such ERISA Affiliate, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or any US Subsidiary Guarantor, any of its Subsidiaries or, to the knowledge of the Borrower, or any US Subsidiary Guarantor, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

     (b) Cause to be delivered to the Administrative Agent, upon the Administrative Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or the applicable US Subsidiary Guarantor or its ERISA Affiliates; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan and each other plan intended to be qualified under Section 401(a) of the Code; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or the applicable US Subsidiary Guarantor or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or such US Subsidiary Guarantor or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of the Borrower or the applicable US Subsidiary Guarantor or its Subsidiaries under any Retiree Health Plan.

     5.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     5.11 Leases. Pay when due all rents and other amounts payable under any leases to which each Obligor is a party or by which an Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     5.12 Projections. Not later than 30 days after the end of each fiscal year of the Borrower, commencing with fiscal year 2001, deliver to the Administrative Agent Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to the Administrative Agent, in its Permitted Discretion, for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of the Borrower as being such officer's good faith estimate of the financial performance of the Obligors projected to be achieved during the period covered thereby. The foregoing to the contrary notwithstanding, (a) projections in the form of the projections delivered to the Borrower prior to the Closing Date shall be presumed to be in form acceptable to the Administrative Agent, and (b) the Administrative Agent may not deem projections to be unsatisfactory to it solely because it is not satisfied with the financial condition or prospects of the Borrower and its Subsidiaries as described in such projections.

     5.13 Corporate Existence, etc. Other than as may be affected by the consummation of Permitted Transactions, at all times preserve and keep in full force and effect each Obligor's valid corporate existence and good standing and any rights and franchises material to the Obligors' businesses.

     5.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after an officer of the Borrower obtains knowledge thereof, (i) notify the Administrative Agent if any written information, exhibit, or report furnished to the Lenders contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment, filing, or recordation thereof.

     5.15 Publication of Notice of the Effective Date of the Reorganization Plan. No later than five Business Days after the Effective Date of the Reorganization Plan, publish notice of the occurrence of the Effective Date of the Reorganization Plan as required by paragraph 25 of the Confirmation Order.

     5.16 PSC Common Stock. The PSC Common Stock issuable upon the conversion of the PIK Loans (i) has been set aside, reserved and allotted for issuance, (ii) has been authorized for issuance to the holders of the PIK Loans from time to time and (iii) upon issuance in accordance with the terms of the PIK Loans, shall be validly issued as fully paid and non-assessable. At all times that any Principal Amount remains outstanding under any PIK Loan, the Borrower shall use its best efforts to ensure that (i) the PSC Common Stock is listed and posted for trading on a national securities exchange registered under the Securities Exchange Act of 1934, as amended (a "National Securities Exchange") or the Nasdaq Stock Market ("Nasdaq"), (ii) the Borrower, from and after the Closing Date, will be and thereafter remain a reporting company under the Securities Exchange Act of 1934, as amended, and in each jurisdiction in which it is a reporting issuer, will remain a reporting issuer in good standing under all other Applicable Securities Legislation, and, in each case, shall timely make all filings thereunder, (iii) the PSC Common Stock to be issued on conversion of any PIK Loan will be Freely Tradeable, and (iv) at the relevant times and on exercise of the relevant conversion rights, promptly, diligently and in good faith comply and take all measures and actions necessary to comply at all times with Section 1.07.

     5.17 Further Assurances. Whenever and so often as reasonably requested by the Administrative Agent, the Borrower shall, and shall cause each of its Subsidiary Guarantors to promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Collateral Agents, the Administrative Agent and the Lenders all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     5.18 Right to Inspect. The Administrative Agent (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's or any US Subsidiary Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     5.19 Control Agreements. The Borrower shall not and shall not permit the US Subsidiary Guarantors to transfer assets out of any Securities Accounts other than as permitted under Section 6.18 and, if to another securities intermediary, unless each of the Borrower and the applicable US Subsidiary Guarantors, Collateral Agents, and the substitute securities intermediary has entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by the Borrower or any US Subsidiary Guarantor without the prior written consent of the Collateral Agent.

     5.20 Payment of Prepetition Expenses. The Borrower shall and shall cause each of its Subsidiaries, to pay (i) all reasonable out-of-pocket costs and expenses of the Pre-Petition Lenders (including without limitation, reasonable legal fees and disbursements) that have arisen in connection with the rights and obligations of the Pre-Petition Lenders incurred by the Pre-Petition Lenders prior to the Closing Date and (ii) all obligations of the Borrower and its Subsidiaries with respect to the funding and sharing of certain claims as described in the Cost Sharing Agreement.

     5.21 Existing Letters of Credit. The Borrower will use its reasonable best efforts to negotiate with the beneficiaries of any existing letters of credit listed on Schedule XXX for the replacement of such existing letters of credit, whether or not such existing letters of credit have been backstopped by a letter of credit issued under the Exit Facility.

     5.22 Omitted Good Standing Certificates. The Borrower will use its commercially reasonable efforts to obtain good standing qualifications and certificates of good standing for Oneida Asbestos Removal Inc. in its jurisdiction of organization and in the jurisdiction of its Chief Executive Office. Promptly upon such entity receiving notice that such entity is in good standing in its jurisdiction of incorporation, but in no event later than ten Business Days after an officer of such entity obtains knowledge thereof, the Borrower shall cause Oneida Asbestos Removal Inc. to ratify its, as the case may be, execution, delivery and performance of this Agreement and all other Loan Documents by documentation acceptable to the Administrative Agent.

     Section 6. Negative Covenants. The Borrower agrees that, unless the Required Lenders otherwise consent, on and after the Closing Date and until all Term Loans, all PIK Loans, the Term Notes and the PIK Notes, together with interest, fees and all other Obligations incurred hereunder and thereunder, are paid in full, the Borrower shall not do, and unless the context otherwise requires, shall not permit any Obligor to do any of the following:

     6.01 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

     (a) Indebtedness evidenced by this Agreement and the other Loan Documents;

     (b) Indebtedness set forth on Schedule III;

     (c) (i) Purchase Money Indebtedness having a principal amount of $100,000 or greater per holder of such Indebtedness, which such Indebtedness exists as of the Closing Date and is described on Schedule XXI, (ii) Purchase Money Indebtedness having a principal amount less than the amount set forth in clause
(i) above per holder of such Indebtedness, which such Indebtedness exists as of the Closing Date, and (iii) Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not to exceed
(y) $25,000,000, minus (z) the amount of Indebtedness outstanding under clauses
(i) and (ii) of this subsection (collectively, "Permitted Purchase Money Indebtedness");

     (d) (i) $190,000,000 in principal amount (plus the amount of accrued interest and including any letters of credit issued under the Exit Facility) of Indebtedness created under the Exit Facility and (ii) Indebtedness pursuant to reimbursement obligations under letters of credit that are backstopped or indemnified under the Exit Facility.

     (e) Indebtedness created under the PIK Unsecured Debt Indenture in a principal amount equal to $48,000,000 (plus the amount of (i) unpaid interest, fees and costs accrued thereunder and (ii) accrued interest paid in kind);

     (f) $18,000,000 in principal amount of Indebtedness issued under the Unsecured Convertible Debt Indenture (plus the amount of accrued and unpaid interest);

     (g) refinancings, renewals, replacements or extensions of Indebtedness permitted under clauses (b), (c), (d), (e), and (f) of this Section 6.01 (and continuance, replacement or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, replacements or extensions do not materially impair the prospects of repayment of the Obligations by the Borrower, (ii) the net cash proceeds of such refinancings, renewals, replacements or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, replaced or extended, (iii) such refinancings, renewals, replacements or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, replaced or extended, (iv) to the extent that Indebtedness that is refinanced, renewed, replaced or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, replacement or extension Indebtedness must (x) provide for (i) an interest rate equal to or lower than the interest rate of the Indebtedness so refinanced, renewed, replaced or extended and (ii) for the option to make payments-in-kind to the extent such option existed under the Indebtedness so refinanced, renewed, replaced or extended and (y) must provide for subordination provisions at least as favorable to the Lenders as those applicable to the refinanced, renewed, replaced or extended Indebtedness, and (v) such refinancing, renewal, replacement or extension shall not obligate any Obligor which was not previously obligated with respect to the Indebtedness that is the subject of such refinancing, renewal, replacement or extension;

     (h) Indebtedness owed (i) by the Borrower to any Subsidiary Guarantor, (ii) by any Wholly-Owned Subsidiary Guarantor to the Borrower, or (iii) by any Wholly-Owned Subsidiary Guarantor to any other Wholly-Owned Subsidiary Guarantor;

     (i) Indebtedness necessary to comply with the Obligors' bonding requirements, as approved from time to time, by the Required Lenders;

     (j) guaranties permitted by Section 6.06 hereof; or

     (k) Indebtedness not covered by subclause (a) through (j) of this Section
6.01 in an aggregate amount not to exceed $5,000,000 per year.

     6.02 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, replaced or extended under Section 6.01(g) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

     6.03 Restrictions on Fundamental Changes. Except for the consummation of the Canadian Transactions, except for Permitted Transactions and Permitted Dispositions,

     (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

     (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

     (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, provided, that nothing contained in this Agreement shall be construed to restrict or limit any offering, issuance, or sale by the Borrower, in one or more transactions, public or private, of its Stock (including any concomitant increase in the number of authorized shares of Stock of the Borrower or in the authorized share capital of the Borrower), so long as such offerings, issuances, and sales are made in compliance with all applicable laws and regulations.

     6.04 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of the Obligors' properties or assets, other than pursuant to Permitted Dispositions, the Canadian Transactions and Permitted Transactions.

     6.05 Change Name. Except for the consummation of the Canadian Transactions, and Permitted Transactions, change any Obligor's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name, except that any Obligor may do so upon at least 30 days prior written notice to the Collateral Agent of such change and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected Collateral Agents' Liens in the Collateral.

     6.06 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any Person other than:

     (a) guaranties by one Obligor of the Obligations of another Obligor;

     (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, guaranties entered into by an Obligor of the obligations of a Subsidiary of the Borrower that is not an Obligor in an amount per year not to exceed in the aggregate, for all such guaranties made during such year the result per year of (i) $10,000,000 minus (ii) the aggregate amount of Permitted Investments that were made during such year pursuant to clause (c) of the definition of Permitted Investment as of the date of determination);

     (c) guaranties existing as of the Closing Date and described on Schedule XXI hereto and extensions or renewals of such guaranties, so long as the principal amount of the obligations guaranteed is not increased beyond the principal amount of the applicable guaranty as of the date of such extension or renewal ; or

     (d) endorsement of instruments or items of payment for deposit to the account of an Obligor or which are transmitted or turned over to the Collateral Agent.

     6.07 Nature of Business. Make any material change in the principal nature of the Obligors' business, taken as a whole.

     6.08 Prepayments and Amendments. (a) Except in connection with a refinancing permitted by Section 6.01(g) or as provided in subsection (c) below, and other than with respect to Indebtedness permitted under Section 6.01 (d) or
(h), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any Person, other than the Obligations in accordance with this Agreement.

     (b) Except in connection with a refinancing permitted by Section 6.01(g), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 6.01(b),
(c), (e), or (f) in any manner that is or reasonably could be expected to be materially adverse to the Obligors or to the interests of the Lenders or that materially impairs the prospects of timely repayment of the Obligations.

     (c) Amend, supplement, or modify any Unsecured Notes Document or repay the principal of, or make any other payment in relation to, the Indebtedness governed by the Unsecured Notes Documents; provided, so long as no Event of Default has occurred and is continuing or would result therefrom, the foregoing shall not prohibit (i) the repayment of all or a portion of the Unsecured Notes, including Deferred Period Interest as defined therein upon the occurrence of a "Change of Control" as provided in the Unsecured Notes Documents as in effect on the Closing Date (ii) the payment of regularly scheduled payments of interest on the Indebtedness governed by the Unsecured Notes Documents; provided, however, that the Obligors shall not pay any interest in cash that they have the contractual right to pay in kind, and (iii) the repayment of all or a portion of the Unsecured Notes with the proceeds of any refinancings thereof (provided that such refinancing Indebtedness complies with the requirements of Section 6.01(g)).

     6.09 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, or, except in connection with the businesses of brokering or entering into tolling agreements regarding scrap metal, have possession of any property on consignment to an Obligor.

     6.10 Distributions. Other than distributions or declaration and payment of dividends by an Obligor to the Borrower or a Wholly-Owned Obligor, make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of any Obligor's Stock, of any class, whether now or hereafter outstanding.

     6.11 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP). The Borrower and each US Subsidiary Guarantor waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by the Administrative Agent pursuant to or in accordance with this Agreement, and agrees that the Administrative Agent may contact directly any such accounting firm or service bureau in order to obtain such information; provided, however, that prior to contacting such accounting firm or service bureau, the Administrative Agent shall attempt in good faith, to obtain such information from the Borrower and the US Subsidiary Guarantors.

     6.12 Investments. Except for Permitted Investments and Permitted Acquisitions, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment.

     6.13 Transactions with Affiliates. Except as set forth on Schedule XXII directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Obligor except for transactions between Obligors (other than Obligors that are neither the Borrower, a US Subsidiary Guarantor, nor a Canadian Subsidiary Guarantor) and except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms, that are fully disclosed to the Administrative Agent, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

     6.14 Suspension. Permit the Obligors, taken as a whole, to suspend or go out of a substantial portion of its business.

     6.15 Directors' Compensation. Increase the annual fee or per-meeting fees paid to directors of any Obligor during any year by more than 15% over the prior year.

     6.16 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Collateral Agent and the Administrative Agent and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agents' Liens. Except for immaterial (less than $10,000,000 in market value as reasonably determined by the Collateral Agent) amounts of Inventory and Equipment that is stored with a bailee, warehouseman, or similar party in the ordinary course of business, no Inventory or Equipment shall at any time now or hereafter be stored with a bailee, warehouseman, or similar party without the Collateral Agent's prior written consent.

     6.17 Financial Covenants. Fail to maintain:

     (a) EBITDA. EBITDA of the Borrower and its Subsidiaries (exclusive however of all results of operation (including EBITDA) attributable to the UK Metals Operations), on a consolidated basis, for the trailing period ended as of the end of the applicable Fiscal Quarter set forth below, of at least the amount corresponding thereto:


Fiscal Quarter Ending                                     Minimum EBITDA
---------------------                                     --------------
for the 3 months ended March 31, 2000                     $3,000,000

for the 6 months ended June 30, 2000                      $7,500,000

for the 9 months ended September 30, 2000                 $20,000,000

for the 12 months ended December 31, 2000                 $38,000,000

for the 12 months ended March 31, 2001                    $58,500,000

for the 12 months ended June 30, 2001                     $71,550,000

for the 12 months ended September 30, 2001                $80,100,000

for the 12 months ended  December 31, 2001,               $86,400,000
and for the 12 months ended as of the end of
each Fiscal Quarter thereafter



     (b) Interest Coverage Ratio. An Interest Coverage Ratio for the Borrower and its Subsidiaries (exclusive, however, of all results of operation (including EBITDA and Cash Interest Expense) attributable to the UK Metals Operations) on a consolidated basis, for the trailing period ended as of the end of the applicable Fiscal Quarter set forth below, of at least the amount corresponding thereto:



Fiscal Quarter Ending                           Minimum Interest Coverage Ratio
------------------------------------            -------------------------------
for the 3 months ended March 31, 2000                       0.35:1.00

for the 6 months ended June 30, 2000                        0.50:1.00

for the 9 months ended September                            0.90:1.00
30, 2000

for the 12 months ended December                            1.25:1.00
31, 2000

for the 12 months ended March 31, 2001                      1.80:1.00

for the 12 months ended June 30, 2001                       2.16:1.00

for the 12 months ended September 30, 2001                  2.25:1.00

for the 12 months ended December                            2.25:1.00
31, 2001, and for the 12 months ended
as of the end of each Fiscal Quarter thereafter



     (c) Capital Expenditures. (i) For the period commencing on the Closing Date through and including, the last day of the eighth Post Plan Implementation Fiscal Quarter, make capital expenditures in the aggregate, in any fiscal year in excess of $85,000,000 (which amount shall include all expenditures made in connection with any Permitted Acquisition), and (ii) for the period from and including the first day of the ninth Post Plan Implementation Fiscal Quarter to and including the last day of the twentieth Post Plan Implementation Fiscal Quarter, make capital expenditures in the aggregate, in any fiscal year in excess of $95,000,000 (which amount shall include all expenditures made in connection with any Permitted Acquisition).

     6.18 Securities Accounts. No Obligor shall establish or maintain any Securities Account unless the Collateral Agents shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Each Obligor agrees that it will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, such Obligor may use such assets to the extent permitted by this Agreement.

     6.19 ERISA Concerns. Neither the Borrower, nor any US Subsidiary Guarantor shall directly or indirectly:

     (a) engage, or permit any Subsidiary of the Borrower or any US Subsidiary Guarantor to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

     (c) fail, or permit any of its ERISA Affiliates to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate, or permit any of its ERISA Affiliates to terminate, any Benefit Plan where such event would result in any liability of the Borrower or such US Subsidiary Guarantor, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

     (e) fail, or permit any of its ERISA Affiliates to fail, to make any required contribution or payment to any Multiemployer Plan;

     (f) fail, or permit any of its ERISA Affiliates to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

     (g) amend, or permit any of its ERISA Affiliates to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code; or

     (h) withdraw, or permit any of its ERISA Affiliates to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of the Borrower or any US Subsidiary Guarantor, any of its Subsidiaries or any ERISA Affiliate in excess of $5,000,000.

     Section 7. Events of Default. Upon the occurrence and during the continuation of any of the following specified events (each an "Event of Default"):

     7.01 Payments. If any Obligor fails to pay when due and payable, or when declared due and payable, (i) any portion of principal due the Lenders hereunder or (ii) any portion of the Obligations (other than principal), including fees and charges due the Lenders hereunder, reimbursement of expenses required to be paid hereunder, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), and other amounts constituting Obligations, and such failure is not cured within 5 Business Days after the date on which the Administrative Agent notifies the Borrower of such failure;

     7.02 Covenants. If any Obligor fails or neglects to (a) perform, keep, or observe any covenant or other provision contained in Sections 5.02, 5.04, 5.05, 5.08, 5.10 and 5.11 hereof and such failure or neglect continues for a period of 30 days after the date on which such failure or neglect first occurs, or (b) perform, keep, or observe any covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 7) or the other Loan Documents (other than a Section of such other Loan Documents expressly dealt with elsewhere in this Section 7) and such failure or neglect is not cured within 30 days after the date on which the Administrative Agent notifies the Borrower of such failure or neglect, or
(c) perform, keep, or observe any covenant or other provision contained in Sections 1, 5 (other than a subsection of Section 1 or 5 that is dealt with elsewhere in this Section 7) and 6 of this Agreement or any comparable provision contained in any of the other Loan Documents;

     7.03 Collateral. If any portion of an Obligor's property or assets with a value greater than $5,000,000 individually or in the aggregate, is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Obligor;

     7.04 Bankruptcy. (a) If an Insolvency Proceeding is commenced by any
Obligor;

     (b) If an Insolvency Proceeding is commenced against Obligor and any of the following events occur: (i) any such Obligor consents to the institution of the Insolvency Proceeding against it; (ii) the petition commencing the Insolvency Proceeding is not timely controverted; (iii) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each Lender shall be relieved of its obligation to extend credit hereunder; (iv) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Obligor; or (v) an order for relief shall have been issued or entered therein;

     (c) If any one or more of the Obligors is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Obligors taken as a whole;

     7.05 Lien. (a) If a notice of Lien, levy, or assessment is filed of record with respect to any Obligor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Obligor's properties or assets and the same is not paid on the payment date thereof, or (b) if notices of Lien, levy, or assessment in an aggregate amount in excess of $5,000,000 are filed of record with respect to any Obligor's properties or assets by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien exceeding the foregoing aggregate limitation, whether choate or otherwise, upon any Obligor's properties or assets and the same is not paid on the payment date thereof;

     7.06 Judgments. If one or more judgments or other claims involving an aggregate amount of $5,000,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any material portion of any Obligor's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by such Obligor;

     7.07 Default Under Other Agreements. (a) If there is a default in the Exit Facility and such default (i) derives from the Borrower's failure to pay its obligations thereunder at final maturity, (ii) results in the acceleration of the maturity of the obligations thereunder, or (iii) results in the termination of the commitments under the Exit Facility and the Exit Loans under such commitments are therefore due and payable (other than as a result of a refinancing, modification, replacement or renewal of the Exit Loans);

     (b) If there is a default in any agreement to which an Obligor is a party under which Indebtedness (other than as provided in Section 7.07(a)) of such Obligor involving not less than $5,000,000 is owing and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right of the holder of such Indebtedness, irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder and such default is not cured or waived prior to the date that is the earlier of (y) the date that is 15 days after the date on which such default first occurred, and
(z) the date on which such Obligor's obligations thereunder are accelerated, or
(iii) results in the termination of such agreement;

     (c) If there is a default by an Obligor with respect to any performance or payment bond having a face amount of not less than $5,000,000 and such default
(i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right of the issuer of such performance or payment bond, irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder;

     7.08 Payment of Indebtedness. If any Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms hereof and by the terms of the subordination provisions applicable to such Indebtedness.

     7.09 Representation. If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lenders by any Obligor or any officer, employee, agent, or director of any Obligor in any Record furnished in compliance with this Agreement or any other Loan Document or otherwise furnished in connection with the transactions contemplated by this Agreement or any other Loan Document; or

     7.10 Subsidiary Guaranty. If the obligation of any Subsidiary Guarantor under its guaranty under any Loan Document is limited or terminated by operation of law or by such Subsidiary Guarantor thereunder;

the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct the Administrative Agent to do any one or more of the following on behalf of the Lenders (and the Administrative Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lenders), all of which are authorized by Borrower:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lenders, but without affecting Collateral Agents' Liens in the Collateral and without affecting the Obligations;

     (c) Without notice to or demand upon any Obligor, make such payments and do such acts as the Administrative Agent considers necessary or reasonable to protect the Collateral Agents' Liens in and to the Collateral;

     (d) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lenders to secure the full and final repayment of all of the Obligations; or

     (e) (i) Prior to the Termination of the Exit Facility, exercise any and all other rights and remedies available to it at law or in equity or pursuant to any other Loan Documents except to the extent restricted by the provisions of the Collateral Agency and Intercreditor Agreement and (ii) after the Termination of the Exit Facility, exercise any and all other rights and remedies available to it at law or in equity or pursuant to any other Loan Documents.

     The rights and remedies of the Lenders under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lenders shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by the Lenders of one right or remedy shall be deemed an election, and no waiver by the Lenders of any Event of Default shall be deemed a continuing waiver. No delay by the Lenders shall constitute a waiver, election, or acquiescence by any of them.

     Section 8. Definitions.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounting Change" shall have the meaning provided in Section 10.07.

     "Accounts" shall mean all of the Obligors' "accounts" (as that term is defined in the UCC), and any and all credit insurance, guaranties, or security therefor.

     "Accreted Interest" with respect to any PIK Loan, shall have the meaning specified in Section 1.03(2)(b).

     "Accreted Interest Amounts" shall have the meaning provided in Section 1.03(2)(b).

     "Acquisition" shall mean any purchase or other acquisition, by the Borrower or a Subsidiary Guarantor, of the assets of any other Person other than the purchase of Inventory or Equipment in the ordinary course of business.

     "Act" shall have the meaning provided in Section 1.07(b)(iii).

     "Administrative Agent" shall have the meaning set forth in the preamble to this Agreement.

     "Affiliate" shall mean as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director or officer of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

     "AIG Liens" shall mean the liens granted by the Obligors to the American Insurance Group in connection with the insurance financing provided to the Borrower.

     "Applicable Securities Legislation" shall mean applicable securities laws, rules, statutes, regulations, treaties, orders, judgments and decrees and all official directives, rules, guidelines, orders, policies and other requirements of the United States of America and any Governmental Authority (whether or not having the force of law) in each of the Provinces of Canada.

     "Approved Fixed Obligation Arrangements" shall mean those arrangements described on Schedule XXIV.

     "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement in the form of Exhibit K hereto appropriately completed.

     "Bankruptcy Cases" shall have the meaning provided in the recitals to this Agreement.

     "Benefit Plan" shall mean a "defined benefit plan" (as defined in Section 3(35) of ERISA) that is subject to Title IV of ERISA and for which the Borrower or any US Subsidiary Guarantor or ERISA Affiliate of such Borrower is an "employer" (as defined in Section 3(5) of ERISA).

     "Board of Directors" means the Board of Directors of an Obligor or any committee thereof duly authorized to act on behalf of the Board of Directors.

     "Bonding Lien Intercreditor Agreement" means that certain Intercreditor Agreement by and among the Collateral Agents and the agent for bonding creditors of the Obligors.

     "Books" means all of each Obligor's books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

     "Borrower" shall have the meaning set forth in the preamble of this Agreement.

     "Borrower's Obligations" shall mean the principal of and interest on each of the Notes issued under this Agreement, and all other obligations and indebtedness (including, without limitation, indemnities, fees, costs and interest thereon) of the Borrower, now existing or hereafter incurred under, arising out of or in connection with this Agreement and the other Loan Documents and the due performance and compliance with the terms of this Agreement and the other Loan Documents by the Borrower.

     "BTCo" shall have the meaning provided in the first paragraph of this Agreement.

     "Business Day" shall mean for all purposes, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other government action to close.

     "Canadian Cases" shall have the meaning provided in the recitals to this Agreement.

     "Canadian Confirmation Order" means, collectively, the orders of the Canadian Bankruptcy Court pursuant to which the Canadian Transactions were sanctioned and approved dated November 26, 1999, and March 8, 2000, copies of which are attached hereto as Exhibit F-2.

     "Canadian Court" shall mean the Ontario Superior Court of Justice.

     "Canadian Debtors" means PSC and those of its Subsidiaries that commenced proceedings in the Canadian Court under the CCAA.

     "Canadian Dollars" shall mean freely transferable lawful money of Canada (expressed in dollars).

     "Canadian Guarantors" shall mean (a) PSI, (b) PAS, (c) Nortru, Ltd., an Ontario corporation, (d) Allies Staffing Ltd., an Ontario corporation, (e) ServTech Canada Inc., an Ontario corporation, (f) Philip Investment Corp., an Ontario corporation, (g) Recyclage d' Aluminium Quebec Inc., a Canadian corporation, and (h) ST Delta Canada, Inc., an Ontario corporation.

     "Canadian Orders" shall have the meaning provided in Section 3.01(f).

     "Canadian Reorganization Plan" shall mean the plan approved and sanctioned by the Canadian Court.

     "Canadian Security Agreement" shall have the meaning provided in Section 3.01(n).

     "Canadian Security Documents" means the Canadian Security Agreement, the Hypothec, and such other instruments, agreements, and documents governed by the laws of Canada or any political subdivision thereof, as the Exit Agent or its Canadian counsel reasonably may require to secure the whole or any part of the Obligations as guaranteed by the Canadian Guarantors.

     "Canadian Subsidiary" shall mean all direct and indirect Subsidiaries of the Borrower incorporated in Canada or any province or territory thereof.

     "Canadian Subsidiary Guaranty" shall mean that certain guaranty executed and delivered by the Canadian Guarantors in favor of the Administrative Agent, for the benefit of the Lenders in the form of Exhibit H-2 and, after execution and delivery thereof, as modified, supplemented or amended from time to time.

     "Canadian Transaction" shall mean the series of transactions pursuant to which certain assets of the Canadian Debtors are transferred as going concerns to PSI, PAS, and PSII.

     "Canadian Vesting Order" shall mean the order of the Canadian Bankruptcy Court made on January 7, 2000, pursuant to which title to the assets to be transferred pursuant to the Canadian Transactions is to be vested in the Subsidiary Guarantors free and clear of certain Liens or other claims, a copy of which is attached hereto as Exhibit F-2.

     "Capital Lease" shall mean a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capital Reorganization" shall have the meaning provided in Section 1.07(d)(iv).

     "Capital Reserve Account" shall mean an account established and maintained by the Borrower with the Administrative Agent for the purpose of accumulating and holding cash reserves to meet future capital expenditure requirements of the Obligors.

     "Capitalized Lease Obligations" shall mean any Indebtedness represented by obligations under a Capital Lease.

     "Cash Collateral Order" shall mean that certain Amended Final Stipulation and Order Authorizing and Restricting Use of Cash Collateral and Granting Adequate Protection of Certain Secured Claims of the US Bankruptcy Court, dated as of July 29, 1999.

     "Cash Equivalents" shall mean, (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or the government of Canada or issued by any agency or instrumentality of either of them and backed by the full faith and credit of the United States or the government of Canada, in each case maturing within one (1) year from the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's or an equivalent rating from Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited;
(c) commercial paper maturing no more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-2 or P-2, or better, from S&P or Moody's or an equivalent rating from Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited; (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or under the laws of the government of Canada, or any province thereof, which bank has a rating of A or A2, or better, from S&P or Moody's or an equivalent rating from Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

     "Cash Flow Additional Interest" shall have the meaning provided in Section 2.03(A)(c)(vi).

     "Cash Flow Available for Debt Service" shall mean with respect to any period, that amount, if any, which is a positive number and which is equal to:

     (a) Net Income for such period plus, to the extent deducted in arriving at Net Income for such period, (i) Depreciation Expenses for such period, (ii) interest paid-in-kind for such period relating to the PIK Loans and the Indebtedness under the PIK Unsecured Debt Indenture and (iii) Deferred Income Tax Expenses for such period less

     (b) the sum of (i) the proceeds of any dispositions made by the Obligors to the extent that the same were included in the calculation of Net Income for such period, (ii) Permitted Capital Expenditures on account of such period (less the amount of commitments for Permitted Capital Expenditures deducted under clause
(iv) during the preceding period in the calculation of Cash Flow Available for Debt Service), (iii) Fixed Obligation Debt Service Requirements during such period and (iv) the amount of unexpended commitments made for future Permitted Capital Expenditures, which will be made in compliance with this Agreement.

     "Cash Flow Payment" shall have the meaning provided in Section 2.03(A)(c)(iii).

     "Cash Flow Payment Date" shall mean the First Annual Cash Flow Payment Date, the Second Annual Cash Flow Payment Date and the Quarterly Cash Flow Payment Dates and "Cash Flow Payment Date" shall mean any one of the Cash Flow Payment Dates.

     "Cash Interest Expense" means, with respect to any period of determination, the consolidated interest expense of a Person accrued during such period as determined in accordance with GAAP plus, without duplication, the fees for letters of credit issued under the Exit Facility accrued thereunder during such period, but excluding, to the extent included, without duplication, (a) non-cash Interest Expense, (b) Exit Facility Fees, and (c) any other amounts (such as the amortization of debt discount) that would be classified as Depreciation Expenses.

     "CCAA" shall have the meaning provided in the recitals to this Agreement.

     "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as same may be amended from time to time.

     "Chief Executive Office" shall mean where a Person is deemed located pursuant to Section 9-103(3) of the Code.

     "CIBC" shall have the meaning provided in the recitals to this Agreement.

     "Closing Date" shall have the meaning provided in Section 3.01.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all of the Personal Property Collateral and the Real Property Collateral.

     "Collateral Agency and Intercreditor Agreement" shall mean that certain Collateral Agency and Intercreditor Agreement by and among Foothill, the Borrower and the Subsidiaries of the Borrower identified on the signature pages thereto, the Collateral Agents, the

Exit Agent and the Administrative Agent, in form and substance satisfactory to the Administrative Agent, as amended, restated or otherwise modified.

     "Collateral Agents" shall mean (i) prior to the termination of the Collateral Agency and Intercreditor Agreement, Foothill Capital Corporation in its various capacities as collateral agents under the Collateral Agency and Intercreditor Agreement, and any successor thereto and (ii) after the Collateral Agency and Intercreditor Agreement has been terminated, the collateral agent or collateral agents as designated by the Lenders pursuant to Section 9.01 hereof.

     "Collateral Agents' Liens" shall mean (a) the Liens granted by Borrower to Collateral Agents pursuant to the Security Agreement, the Stock Pledge Agreement, the Copyright Security Agreement, the Rolling Stock Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement,
(b) the Liens granted by Subsidiary Guarantors to Collateral Agents pursuant to the Canadian Security Agreement and the Guarantor Security Agreement, and (c) the Liens granted by the Obligors to Collateral Agents pursuant to the Mortgages.

     "Collateral Documents" shall mean all contracts, instruments and other documents now or hereafter executed and delivered by an Obligor in connection with this Agreement, pursuant to which liens and security interests are granted to the Collateral Agents in the Collateral for the benefit of the Lenders, including, without limitation, the Stock Pledge Agreement, the Security Agreement, the Canadian Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement and the Mortgages.

     "Compliance Certificate" shall mean a certificate substantially in the form of Exhibit L delivered by the chief financial officer of Borrower to the Administrative Agent.

     "Confidential Material" shall have the meaning provided in Section
10.13(a).

     "Confidentiality Agreement" shall mean an agreement in the form of Exhibit N hereto.

     "Control Agreement" shall mean a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Borrower, the applicable US Subsidiary Guarantors, the Collateral Agents, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

     "Conversion Date" shall mean the date of receipt of the Notice of Conversion of PIK Loans by the Borrower.

     "Conversion Price" shall mean the price per share of PSC Common Stock at which the Principal Amount of a PIK Loan shall from time to time be convertible into PSC Common Stock in accordance with the provisions of Section 1.07.

     "Conversion Privilege" shall mean the right to convert any PIK Loan into PSC Common Stock in accordance with the provisions of Section 1.07.

     "Convertible Securities" shall mean a security of the Borrower (other than PSC Common Stock) convertible into or exchangeable for PSC Common Stock.

     "Copyright Security Agreement" shall have the meaning provided in Section 3.01(n).

     "Cost Sharing Agreement" shall mean the agreement dated as of March 31, 2000 between CIBC, as administrative agent for the Pre-Petition Lenders and the Borrower on behalf of itself and each of its Subsidiaries regarding the release of cash collateral and the funding and sharing of certain claims which are property retained by PSC and the Canadian Subsidiaries, as amended, restated or otherwise modified from time to time.

     "Credit Agreement Obligations" shall have the meaning provided in the definition of Obligations.

     "Current Market Price" of the PSC Common Stock on any date shall mean a price per share equal to the weighted average price at which the PSC Common Stock have traded on the New York Stock Exchange, or if the PSC Common Stock are not then listed on the New York Stock Exchange, on such other National Securities Exchanges on which such shares are listed as may be selected for such purpose by the board of directors of the Borrower, or if not so listed on any such National Securities Exchanges on the Nasdaq, or if not so listed on the Nasdaq, on the Toronto Stock Exchange, or if not so listed on the Toronto Stock Exchange on such other stock exchange or over the counter market as may be selected by the board of directors of the Borrower for such purpose, during the period of 20 consecutive Trading Days ending on the fifth Trading Day before such date.

     "DDA" shall mean any checking or other demand deposit account maintained by the Borrower or the Subsidiary Guarantors.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Deferred Income Tax Expense" shall mean, with respect to any period, the aggregate of all deferred taxes on the income of the Obligors for such period (net of any incentive tax credits or other similar credits) determined on a consolidated basis in accordance with GAAP.

     "Deferred Interest Amount" with respect to any Term Loan, shall have the meaning provided in Section 1.03(1)(b)(x)(ii).

     "Deferred Prepayment Amount" shall have the meaning provided in Section 2.03(A)(c)(vi).

     "Deferred Prepayment Interest" shall have the meaning provided in Section 2.03(A)(c)(vi).

     "Demand Notes" shall mean each of the demand notes to be delivered by certain of the Canadian Guarantors in favor of the Collateral Agents acting for the PIK Lenders and the Term Lenders.

     "Depreciation Expense" means, with respect to any period of determination, the consolidated depreciation, amortization, and other similar reductions to income of a Person for such period as determined in accordance with GAAP.

     "DIP Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

     "DIP Lenders" shall have the meaning provided in the recitals to this Agreement.

     "DIP Letters of Credit" shall mean the letters of credit and payment obligations thereunder issued under the DIP Credit Agreement.

     "Disposition" shall mean any sale, assignment, transfer, conveyance, lease, license or other disposition of any nature or kind whatsoever of any property or of any right, title or interest in or to any property.

     "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend (including, without limitation, Dividends in the Ordinary Course) or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

     "Dividends in the Ordinary Course" shall mean Dividends paid on PSC Common Stock in any fiscal year, whether in (i) cash, (ii) shares of the Borrower,
(iii) warrants or similar rights to purchase any shares of the Borrower or property of the Borrower, or (iv) property of the Borrower, provided that the value of such Dividends (any such shares, warrants or similar rights, or property or other assets so distributed to be valued at their fair market value as determined by the board of directors on the date of such distribution), does not in such fiscal year exceed the greatest of:

     (a) 100% of the aggregate amount of Dividends paid by the Borrower on the PSC Common Stock in the period of 36 consecutive months ended immediately prior to the first day of such fiscal year; or

     (b) 100% of EBITDA for the period of the 12 consecutive months ended immediately prior to the first day of such fiscal year.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States (expressed in dollars).

     "EBITDA" shall mean, with respect to any fiscal period, the consolidated net earnings (or loss) of the Borrower before Interest Expense, income taxes, and Depreciation Expense for such period, as determined in accordance with GAAP and excluding, to the extent included, without duplication (a) net of applicable taxes, any loss or gain arising from the closure of businesses or locations, (b) net of applicable taxes, any loss arising from the write-down of long-term assets, (c) professional fees and other restructuring costs (including retention payments) incurred in connection with the Bankruptcy Cases and the proceedings before the Canadian Court and the closing of the transactions contemplated by this Agreement, and (d) Exit Facility Fees including, without limitation, any replacement facility fees.

     "Eligible Transferee" shall mean and include a commercial bank, trust company, insurance company, financial institution, any fund that invests solely in bank loans and any other institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the US Securities Act.

     "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Obligors, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC. ss. 1251 et seq.; the Toxic Substances Control Act, 15 USC. ss. 2601 et seq.; the Clean Air Act, 42 USC. ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC. ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time; and any similar statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect in Canada and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment to the extent binding on the Borrower or the other Obligors.

     "Equipment" shall mean all of the Obligors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and any successor statute thereto.

     "ERISA Affiliate" shall mean (a) any corporation whose employees are treated as employed by the same employer as the employees of the Borrower or a US Subsidiary Guarantor under Code Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Borrower or a US Subsidiary Guarantor under Code Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any organization that is a member of an affiliated service group of which the Borrower or a US Subsidiary Guarantor is a member under Code Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any party that is a party to an arrangement with the Borrower or a US Subsidiary Guarantor and whose employees are aggregated with the employees of the Borrower or a US Subsidiary Guarantor under Code Section 414(o).

     "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of the Borrower, any US Subsidiary Guarantor or any of its ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) or ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any US Subsidiary Guarantor, any of their ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the Code by the Borrower, any US Subsidiary Guarantor or any of its ERISA Affiliates or (h) the termination, reorganization or insolvency of any Multiemployer Plan to which the Borrower, any US Subsidiary Guarantor or any of its ERISA Affiliates is required to contribute.

     "Event of Default" shall have the meaning provided in Section 7.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excess Proceeds Account" shall have the meaning set forth in the Cash Collateral Order.

     "Existing Indebtedness" shall have the meaning provided in Section 4.18.

     "Existing Letters of Credit" shall mean the DIP Letters of Credit, the 1997 Letters of Credit and the Permitted LC Facility Letters of Credit, as listed on
Schedule XXX.

     "Exit Agent" shall mean Foothill Capital Corporation or any successor entity as the administrative agent under the Exit Facility (including any agent under any amendment, restatement, other modification, refinancing, extension, replacement, renewal or other restructuring of the Exit Facility).

     "Exit Facility" shall mean the credit agreement dated the date hereof among the Borrower, the US Subsidiary Guarantors, the Exit Agent and the Exit Lenders (as amended, restated or otherwise modified, refinanced, replaced, renewed, extended or otherwise restructured and whether by the same or any other agent, lender or group of lenders).

     "Exit Facility Fees" shall mean, as of any date of determination, (a) for any fiscal period ended on or before the date that is the first anniversary of the Closing Date, fees paid or payable on or prior to the Closing Date relative to the execution and delivery of the Exit Facility and, without duplication, fees paid or payable pursuant to Sections 2.12(b), (c) and (d) thereof during such period, and any other similar fees payable under any modification, refinancing, replacement or renewal of such Exit Facility and (b) for any fiscal period ended after the date that is the date of the first anniversary of the Closing Date, fees paid or payable pursuant to Sections 2.12(b), (c) and (d) thereof during such period, and any other similar fees payable under any modification, refinancing, replacement or renewal of such Exit Facility.

     "Exit Lenders" shall mean the lenders party to the Exit Facility from time to time.

     "Exit Liens" shall mean the liens granted by the Obligors to the Exit Lenders.

     "Exit Loans" shall mean the loans made to, and the other extensions of credit made for the benefit of, the Obligors under the Exit Facility.

     "Fee Letter" shall mean the fee letter dated as of March 31, 2000 between the Administrative Agent and the Borrower.

     "Final Order" shall mean an order of the US Bankruptcy Court:

     (a) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, motion or other proceedings for reargument, rehearing or new trial shall then be pending; or

     (b) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived by the Borrower in writing in form and substance reasonably satisfactory to the Administrative Agent; or

     (c) in the event that an appeal, writ of certiorari, or reargument or rehearing or new trial has been sought, as to which

     (i) such order of the US Bankruptcy Court shall have been affirmed by the highest court to which such order may be appealed, or

     (ii) certiorari has been denied as to such order, or

     (iii) reargument or rehearing or new trial from such order shall have been denied,

and, in each case, the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired.

     "First Annual Cash Flow Payment Date" shall mean the 45th day of the fifth Post Plan Implementation Fiscal Quarter.

     "First Cash Flow Payment" shall have the meaning provided in Section 2.03(A)(c)(i).

     "First Notional Cash Flow Difference Amount" shall have the meaning provided in Section 2.03(A)(c)(ii).

     "First Year Partial Interest Deferral Period" shall have the meaning provided in Section 1.03(1)(b)(x).

     "Fiscal Quarter" shall mean quarters of the Obligors being the periods of
(a) January, February and March, (b) April, May and June, (c) July, August and September, and (d) October, November and December.

     "Fixed Obligation Debt Service Requirement" shall mean, for any period, all Cash Interest Expense paid, and all cash principal payments made, during such period by the Obligors under Approved Fixed Obligation Arrangements.

     "Foreign Asset Sales" shall mean any Disposition (other than the UK Sale) by any Subsidiary of the Borrower that is neither an Obligor nor organized in the United States (a "Non-Obligor Foreign Subsidiary") of any assets of such Non-Obligor Foreign Subsidiary, but excluding (a) sales, exchanges, trade-ins, or other dispositions of equipment that is substantially worn, damaged, or obsolete in the ordinary course of a Non-Obligor Foreign Subsidiary's business,
(b) sales of inventory to Persons (including another Subsidiary) who are buyers in the ordinary course of the selling a Non-Obligor Foreign Subsidiary's business, (c) the use or transfer of money or cash equivalents by a Non-Obligor Foreign Subsidiary, (d) the licensing or sub-licensing by any Non-Obligor Foreign Subsidiary, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of such Non-Obligor Foreign Subsidiary's business, (e) discounts so long as no Default or Event of Default has occurred and is continuing, without recourse and in the ordinary course of business, of overdue Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables), (f) transfers of condemned property to the respective

Governmental Authority that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement and (g) transfers or lease of assets by any Non-Obligor Foreign Subsidiary to any Subsidiary of the Borrower.

     "Foreign Subsidiary Proceeds" shall mean (i) the Net Cash Proceeds received by an Obligor from Foreign Asset Sales by Non-Obligor Foreign Subsidiaries of such Obligor (but only to the extent that payment of any such Net Cash Proceeds as a dividend or other equity distribution directly or indirectly to an Obligor would not be in violation of applicable law in effect at the relevant time or the organizational documents of such Non-Obligor Foreign Subsidiary or any other contract restricting the payment of such dividend or distribution in effect on the date hereof), (ii) in each case reduced by the amount of any taxes based upon income or earnings that would be incurred by non-Obligors, the Borrower or any Subsidiary as a result of such Net Cash Proceeds being distributed or dividended to the relevant Obligor, (iii) but only to the extent that the aggregate amount of all such Net Cash Proceeds, as reduced by such tax considerations, in any one year period exceeds $1,000,000.

     "Freely Tradeable" shall mean, in respect of shares of PSC Common Stock, that such shares can be traded by the holder thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a sale (i) by an underwriter (as defined in Section 1145 of the Bankruptcy Code) with respect to such shares or an affiliate (as defined in Rule 144 under the US Securities Act) of the Borrower or (ii) that constitutes a distribution as defined in Section (c) of the definition of distribution in the Securities Act (Ontario).

     "Funding Agreement" shall have the meaning provided in Section 3.01(t).

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" shall mean all of the Obligors' general intangibles and other personal property (including contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

     "Governing Documents" shall mean, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

     "Governmental Authority" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Guarantor Security Agreement" shall have the meaning provided in Section 3.01(n).

     "Hazardous Materials" shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "Hypothec" means the security document executed by certain of the Canadian Guarantors in favor of Collateral Agents, in form and substance (including being governed by the laws of Quebec) satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

     "Indebtedness" shall mean, as to any Person and without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of such Person under Capital Leases, (d) all obligations or liabilities of the types described in clauses (a) through (c) above of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any obligation or liability of the types described in clauses (a) through (c) above of any other Person; provided, however, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business or any reimbursement obligations of such Person under any performance bond issued for the account of such Person.

     "Indemnified Amount" shall have the meaning provided in Section 10.01.

     "Indemnitee" shall have the meaning provided in Section 10.01.

     "Insolvency Proceeding" shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law of any jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Interest Coverage Ratio" shall mean, with respect to any period of determination, the ratio of (i) EBITDA to (ii) Cash Interest Expense and Exit Facility Fees for such period, all as determined in accordance with GAAP minus any Cash Interest Expense paid with respect to the exercise of a change of control put under the Unsecured Notes Documents.

     "Interest Expense" shall mean, with respect to any period of determination, the consolidated interest expense of a Person incurred during such period as determined in accordance with GAAP plus, without duplication, the Letter of Credit fees accrued under the Exit Facility during such period, but excluding, to the extent included, without duplication, (a) Exit Facility Fees, and (b) any other amounts incurred on account of money borrowed (such as the amortization of debt discount) that would be classified as Depreciation Expenses.

     "Interest Payment Date" shall mean the first Business Day of each Fiscal Quarter commencing with the first Business Day after July 1, 2000.

     "Inventory" shall mean all of the Obligors' inventory, including goods held for sale or lease or to be furnished under a contract of service and all of the Obligors' raw materials, work in process, finished goods, and all materials used or consumed in the Obligors' business, wherever located.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Property" shall mean all of the Obligors' "investment property" as that term is defined in the UCC.

     "Lender" shall have the meaning provided in the recitals to this Agreement.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Documents" shall mean this Agreement, the Subsidiary Guaranties, the Security Documents, and any other agreement entered into, now or in the future, by the Borrower and the Lenders in connection with this Agreement.

     "Loans" shall mean the PIK Loans and the Term Loans and "Loan" shall mean any one of the Loans.

     "Material Adverse Change" shall mean (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Obligors (taken as a whole), (b) the material impairment of the ability of the Obligors (taken as a whole) to perform their obligations under the Loan Documents or of the Lenders' ability to enforce the Obligations or realize upon a material portion of the Collateral, or (c) a material impairment of the priority of the Liens of the applicable Collateral Agents for the benefit of the PIK Lenders or the Term Lenders with respect to a material portion of the Collateral as a result of an action or failure to act on the part of any Obligor.

     "Mortgage" shall have the meaning provided in Section 3.01(o).

     "Multiemployer Plan" means a "Multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Borrower, any US Subsidiary Guarantor, or any ERISA Affiliate is obligated to contribute.

     "Nasdaq" shall have the meaning provided in Section 5.16.

     "National Securities Exchange" shall have the meaning provided in Section 5.16.

     "Negotiable Collateral" shall mean all of the Obligors' letters of credit, notes, drafts, instruments, certificated securities, documents, and chattel paper.

     "Net Asset Sale Proceeds" means the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) of asset sales of any Person, net only of direct costs and expenses related to such sales (but excluding income taxes or other taxes incurred as a result of such sale) and the payment of Other Senior Indebtedness secured by such assets; provided that after Termination of the Exit Facility, there shall be excluded from "Net Asset Sale Proceeds" up to an aggregate amount of $500,000 in each fiscal year of proceeds from asset sales for purposes of Section 2.03(A)(b).

     "Net Income" shall mean, for any period, the net income (loss) of the Obligors for such period, determined on a consolidated basis in accordance with GAAP provided that, when used in the definition of Cash Flow Available for Debt Service, "Net Income" shall mean the net income (loss) of the Obligors for such period, determined on a consolidated basis in accordance with GAAP but excluding, in each case, net of applicable taxes, (a) any gain or loss arising from discontinued operation or from Disposition of any property (other than sales of inventory in the ordinary course of business), (b) any gain or loss arising from any write-up or write-down of any property, (c) any income or losses of any other Person which has been acquired, or substantially all the assets of which have been acquired, by an Obligor in any manner to the extent that such income or losses were realized by such other Person prior to the effective date of such acquisition, (d) income or losses of any person which is not an Obligor except to the extent of the amount of cash dividends or other distributions actually received by the Obligors during such period, (e) income of any Obligor (other than the Borrower) to the extent that the declaration or payment of dividends or similar distributions by that Obligor of that income is not at the time permitted by the terms of its corporate documents, by any applicable law or by any contractual obligation of such Person, (f) the income or losses of any Person which is not an Obligor to which assets of an Obligor have been disposed of or into which an Obligor has merged or amalgamated, to the extent that such income or losses arose prior to the date of such transaction, and (g) to the extent not included in the foregoing clauses, any net extraordinary, unusual or non recurring gains or non-cash extraordinary, unusual or non-recurring losses.

     "Net Sale Proceeds Repayment Amount" shall have the meaning provided in
Section 2.03(A)(b)(iii).

     "1997 Credit Agreement" shall mean the meaning provided in the recitals to this Agreement.

     "1997 Letters of Credit" shall mean the letters of credit and all payment obligations thereunder issued under the 1997 Credit Agreement.

     "Non-Obligor Foreign Subsidiary" shall have the meaning provided in the definition of "Foreign Asset Sales".

     "Non-US Guarantor" shall mean each Canadian Subsidiary Guarantor and Arc Dust Processing (Barbados) Limited, a Barbados corporation, and Philip International Development Inc., a Barbados corporation.

     "Notes" shall mean the Term Notes and the PIK Notes.

     "Notice of Conversion of PIK Loans" shall have the meaning provided in
Section 1.07(b)(i).

     "Notice Office" shall mean the office of the Administrative Agent, shown opposite its name on the signature pages hereof, or such other office as the Administrative Agent, may hereafter designate in writing as such to the other parties hereto.

     "Notional Cash Flow Difference Amounts" shall have the meaning provided in
Section 2.03(A)(c)(iv).

     "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agents or any Lender pursuant to the terms of this Agreement, any other Loan Document, including, without limitation, (i) (x) with respect to the Borrower, the Borrower's Obligations, and (y) with respect to each Obligor which is a Subsidiary Guarantor, all obligations and indebtedness of such Subsidiary Guarantor, now existing or hereinafter incurred under, arising out of or in connection with the Guaranty and the other Loan Documents and the due performance and compliance with the terms of this Agreement and the other Loan Documents by such Subsidiary Guarantor (all such obligations and indebtedness under this clause (i) (including interest that, but for the provisions of the Bankruptcy Code, would have accrued) being herein collectively called the "Credit Agreement Obligations"), (ii) any and all sums advanced by the Collateral Agents in order to preserve the Collateral or preserve their security interest in the Collateral, and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Obligor referred to in clause (i), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agents of their rights hereunder, together with reasonable attorneys' fees and court costs.

     "Obligors" shall mean, individually and collectively, the Borrower and the Subsidiary Guarantors, and "Obligor" means any one of them.

     "Offer" shall mean a Take-Over Bid made by an Offeror to purchase all PSC Common Stock other than the Offeror's Existing Holdings, or any other transaction which has the same effect (including any amalgamation, arrangement, consolidation, merger or other transaction involving the Borrower, as a consequence of which some or all of the PSC Common Stock outstanding immediately prior to the transaction are exchanged for cash, securities or other property of the Borrower or another Person) whereby the holders of outstanding PSC Common Stock would be entitled, by reason of Applicable Securities Legislation or the requirements of a stock exchange on which the PSC Common Stock are listed, to tender any or all of their PSC Common Stock and receive cash or other securities or property or a combination of cash or other securities or property.

     "Offer to Acquire" shall include: (i) an offer to purchase, or a solicitation of an offer to sell securities and (ii) an acceptance of an offer to sell securities, whether or not such offer to sell has been solicited; or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person that made the offer to sell.

     "Offeror" shall mean one or more Persons making an Offer.

     "Offeror's Existing Holdings" shall mean, in connection with any Offer, all PSC Common Stock which the Offeror, and each Person which is acting jointly or in concert with such Offeror with respect to such Offer, Beneficially Own at the time such Offer is made. A Person shall be deemed to "Beneficially Own":

     (a) any securities as to which such Person or any of such Person's Affiliates or Associates is the owner at law or equity;

     (b) any securities as to which such Person or any of such Person's Affiliates or Associates has:

     (i) the right to become the owner at law or in equity (whether such right is exercisable immediately or after the lapse or passage of time and whether or not on condition or the happening of any contingency or otherwise) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a bona fide public offering of securities in the ordinary course of business), or upon the exercise of any conversion right, exchange rights, share purchase right (other than the rights under any shareholder rights plan adopted by the Borrower), warrant or option, or otherwise; or

     (ii) the right to vote such securities (whether such right is exercisable immediately or after the lapse or passage of time and whether or not on condition or the happening of any contingency or otherwise) pursuant to any agreement, arrangement, pledge (other than bona fide pledges of securities in the ordinary course of business), or understanding (whether or not in writing) or otherwise; and

     (c) any securities that are Beneficially Owned within the meaning of clauses (a) or (b) above by any other Person with which such Person is acting jointly or in concert.

     "Original Canadian Lender" shall mean each Lender party to this Agreement on the Closing Date that is a resident of Canada within the meaning of the Income Tax Act of Canada but only to the extent that such Original Canadian Lender beneficially owns a Loan for its own account and shall not include any portion of such Loan in which a participation has been granted under Section
10.04 hereof or otherwise.

     "Other Senior Indebtedness" means indebtedness secured by the Collateral that is secured by liens that are senior to the liens and security interests of the Collateral Agents, other than indebtedness in respect of the Exit Facility.

     "PAS" means Philip Analytical Services, Inc., an Ontario corporation.

     "Patent Security Agreement" shall have the meaning contained in Section 3.01(n).

     "Payment Office" shall mean the office of the Administrative Agent located at Box 25, Commerce Court West, Toronto, Ontario M5L 1A9 or such other office as the Administrative Agent may designate to the Borrower from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA, or any successor thereto.

     "Permitted Acquisition" means an Acquisition by an Obligor of all or substantially all of the assets of another Person (exclusive of any Stock issued or owned by such Person) so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the assets being acquired are useful in the business of the Obligors as such business exists on the Closing Date, (c) the Borrower and the Subsidiary Guarantors have complied with their obligations under Section 5.17 hereof and under the Security Documents in connection therewith, and (d) the total cash consideration paid in respect of such Acquisition and all other Permitted Acquisitions does not exceed $5,000,000 per year during the period of time from and after the Closing Date.

     "Permitted Capital Expenditures" shall mean, during any period, the amount of capital expenditures of the Obligors paid in cash by the Obligors during such period permitted to be made hereunder.

     "Permitted Discretion" shall mean, with respect to any determination by the Administrative Agent or a Lender, means a determination made in good faith and in the exercise of reasonable business judgment.

     "Permitted Dispositions" means (a) sales, exchanges, trade-ins, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Obligors' business, (b) sales of Inventory to Persons (including another Obligor) who are buyers in the ordinary course of the selling Obligor's business, (c) the use or transfer of money or Cash Equivalents by Obligors (i) to pay taxes, trade payables and other ordinary operating expenses in the ordinary course of business, (ii) to make capital expenditures to the extent permitted hereby, (iii) to pay Capitalized Lease Obligations to the extent permitted hereby, (iv) to repay Indebtedness in connection with the refinancing of Indebtedness to the extent permitted hereby, (v) to make Permitted Investments, or (vi) in any other manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing or sub-licensing by any Obligor, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of such Obligor's business, (e) discounts so long as no Default or Event of Default has occurred and is continuing, without recourse and in the ordinary course of business, of overdue Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables), (f) transfers of condemned property to the respective Governmental Authority that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement, so long as the proceeds thereof are applied in accordance with the provisions of the Collateral Agency and Intercreditor Agreement and after the Termination of the Exit Facility, in accordance with Section 2.03(A)(b), (g) transfers or leases of assets by the Borrower to any Wholly-Owned Subsidiary Guarantor, by any Obligor to the Borrower, or by any Obligor to any Wholly-Owned Obligor, (h) so long as no Default or Event of Default has occurred and is continuing, any disposition described on Schedule XXIV, (i) prior to the date of Termination of the Exit Facility (A) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Obligor may make any other sale exchange, or other disposition of assets (exclusive of Accounts, General Intangibles, or Negotiable Collateral, other than in connection with the sale of the business out of which they arose) in an amount not in excess of (1) $10,000,000 in any transaction or series of related transactions, and (2) $50,000,000 in any twelve month period with the valuation of the assets under this clause (A) to be determined on the basis of the fair market value of such assets as mutually agreed upon by the Borrower and the Administrative Agent in good faith and based upon the facts and circumstances as of the date of the consummation of the applicable transaction and (B) if a Default or Event of Default has occurred and is continuing under the Exit Facility or would result therefrom and the requisite Exit Lenders under the Exit Facility have approved such sale, any other sale, exchange or other disposition of assets (exclusive of Accounts, General Intangibles, or Negotiable Collateral, other than in connection with the sale of the business out of which they arose), and (j) after the date of Termination of the Exit Facility, so long as no Default or Event of Default has occurred and is continuing or would result therefrom or be created thereby and provided that such Disposition would not have, or be reasonably likely to have, a Material Adverse Change, the Obligors may dispose of property (other than any property which is material to, or to the value of, the ongoing business, operations or property of the Obligors taken as a whole) in any fiscal year; provided, however, that, solely for dispositions under this clause (j):

     (i) at least 70% of the consideration therefor is paid in cash;

     (ii) the aggregate fair market value of (or if greater the aggregate purchase price payable for) all property so disposed of in such fiscal year does not exceed (x) $5,000,000 on an individual basis or (y) $25,000,000 in the aggregate; and

     (iii) such Disposition is treated as a Disposition to which Section 2.03(A)(b) is applicable and that amount (based on the Net Asset Sales Proceeds relative to such Disposition) required to be paid to the Administrative Agent under Section 2.03(A)(b) in connection with such Disposition is paid to the Administrative Agent in accordance with the requirements of such Section.

     "Permitted Investments" shall mean (a) investments in cash and Cash Equivalents, (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) contributions to, and investments in, joint ventures to the extent specified on Schedule XXV, (ii) investments resulting from performance under one or more of the guaranties described on
Schedule XXI, (iii) equity investments by any US Subsidiary Guarantor or the Borrower in any other US Subsidiary Guarantor or the Borrower, (iv) equity investments by any Canadian Subsidiary Guarantor in any other Canadian Subsidiary Guarantor and (v) equity investments by any Canadian Subsidiary Guarantor in the Borrower or any US Subsidiary Guarantor, (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, discretionary Investments in Subsidiaries of the Borrower that are not Obligors not in excess of: from and after the Closing Date (y) $10,000,000 per year minus (z) the aggregate amount of guaranties that were entered into during such year to the extent such guaranties remain outstanding during such year pursuant to Section 6.06, (d) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof,
(e) money market accounts maintained at a commercial bank headquartered in the United States or Canada having combined capital and surplus of no less than $500,000,000 or at any other financial institution reasonably satisfactory to the Administrative Agent, (f) investments in negotiable instruments for collection, (g) advances made in connection with purchases of goods or services in the ordinary course of business, and (h) investments resulting from the making of loans or advances permitted by Section 6.01(h).

     "Permitted LC Facility Letters of Credit" means letters of credit issued under the "Permitted LC Facility", as such term is defined in the 1997 Credit Agreement.

     "Permitted Liens" shall mean (a) Liens held by Collateral Agents pursuant to the Security Documents and subject to the terms and conditions of the Collateral Agency and Intercreditor Agreement, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests or Liens for unpaid taxes filed against a landlord or owner of a real property in which an Obligor owns only a leasehold estate, (c) Liens set forth on Schedule XXVI, (d) the interests of lessors under operating leases, (e) Purchase Money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as the Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, (ii) are the subject of Permitted Protests, or (iii) which in the aggregate do not detract from the value of the subject property or assets or materially impair the use thereof in the operation of the business of the Obligors, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of the Obligors, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, restrictions (including zoning restrictions), encroachments, protrusions, municipal agreements and other similar charges and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Obligors conducted at such Real Property, (l) rights of tenants, subtenants, franchisees, or other parties in possession (other than a debtor in possession, trustee in bankruptcy or receiver of Obligors) of Real Property, or options or rights of first refusal respecting Real Property, whether pursuant to leases, subleases, franchise agreements, other occupancy agreements, or otherwise, if such rights were vested on the Closing Date or created thereafter in the ordinary course of business in transactions permitted under this Agreement, (m) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement, (n) Liens in favor of a banking institution arising as a matter of law or pursuant to the banking institution's standard form agreements regulating the DDAs, (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods, (p) deposits made to secure statutory obligations in the form of excise taxes, (q) Liens arising from precautionary UCC financing statement filings regarding operating leases or consignment arrangements entered into by any Obligor in transactions permitted under this Agreement, (r) the Senior Liens,
(s) Liens given to a public
utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Obligors, (t) reservations, limits and conditions in the original grant from the Crown, (u) undetermined or inchoate Liens arising under the Construction Lien Act (Ontario) and which Liens either (i) are for sums not yet delinquent, (ii) are the subject of Permitted Protests, or (iii) which in the aggregate do not detract from the value of the subject property or assets or materially impair the use thereof in the operation of the business of the Obligors and (v) Liens not otherwise permitted by the foregoing clauses (a) through (u) to the extent attaching to tangible properties and assets with an aggregate fair market value (to be mutually agreed upon by the Borrower and the Administrative Agent in good faith and based upon the facts and circumstances as of the date of determination) not in excess of, and securing liabilities otherwise permitted hereunder not in excess of, $2,500,000 in the aggregate.

     "Permitted Protest" shall mean the right of the Obligors to protest any Lien (other than any such Lien that secures the Obligations), tax (other than taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) if and to the extent required by GAAP, a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted and diligently prosecuted by the applicable Obligor in good faith, and (c) the Administrative Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agents' Liens.

     "Permitted Purchase Money Indebtedness" shall have the meaning set forth in
Section 6.01(c).

     "Permitted Transactions" shall mean, so long as the Borrower and the US Subsidiary Guarantors give the Administrative Agent not less then 60 days prior written notice and, prior to the consummation thereof, comply with their obligations under Sections 1.07 and 5.17 hereof and under the Security Agreement in connection therewith, any (a) recapitalization, or reclassifications of Stock or merger, consolidation, reorganization, between (i) any Wholly-Owned Subsidiary Guarantors, (ii) any Wholly-Owned Subsidiary Guarantor and any Wholly-Owned US Subsidiary Guarantor, so long as the Wholly-Owned US Subsidiary Guarantor is the surviving entity in such transaction, and (iii) any Wholly-Owned Subsidiary Guarantor and the Borrower, so long as the Borrower is the surviving entity in such transaction, (b) liquidation, winding up, or dissolution by any US Subsidiary Guarantor or Subsidiary Guarantor, so long as the properties and assets resulting from such transactions are vested in or transferred to the Borrower or a Wholly-Owned US Subsidiary Guarantor or, in the case of a transaction undertaken by a Subsidiary Guarantor, to a Wholly-Owned Subsidiary Guarantor, (c) sale, assignment, lease, transfer, or other disposition of, in one transaction or a series of transactions, all or any substantial part of any US Subsidiary Guarantor or Subsidiary Guarantor's property or assets, so long as the relevant properties or assets that are the subject of such sale, assignment, lease, transfer, or other disposition are sold, assigned, leased, transferred, or otherwise disposed of to the Borrower or to a Wholly-Owned US Subsidiary Guarantor, or, in the case of a transaction undertaken by a Subsidiary Guarantor, to a Wholly-Owned Subsidiary Guarantor.

     "Person" shall mean natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" shall mean all of each Obligor's personal property and fixtures, and the proceeds thereof.

     "PIK Lender" shall mean each Lender listed on Schedule II to whom the Borrower is indebted on the Closing Date under and in respect of the PIK Loans, as well as any Person who becomes a "PIK Lender" hereunder pursuant to Sections
1.06 and 10.04(b).

     "PIK Loan" shall have the meaning provided in Section 1.01(b).

     "PIK Loan Maturity Date" shall mean March 31, 2005.

     "PIK Loan Redemption Notice" shall have the meaning provided in Section
2.04 of this Agreement.

     "PIK Note" shall have the meaning provided in Section 1.02(b).

     "PIK Unsecured Debt Indenture" means that certain Indenture dated as of the Closing Date by and among the Borrower and the PIK Unsecured Debt Trustee, in form and substance satisfactory to the Administrative Agent and the Lenders, as amended, restated or otherwise modified in accordance with the terms hereof.

     "PIK Unsecured Debt Trustee" means Wilmington Trust Company, as agent for the holders of the indebtedness issued under the PIK Unsecured Debt Indenture.

     "Plan" means any written or oral employee benefit plan, fund, program, or arrangement or contract maintained or contributed to or required to be contributed to by the Borrower or any US Subsidiary Guarantor or with respect to which it may incur liability.

     "Plan Effective Date" shall mean the "Effective Date" under and as defined in the Reorganization Plan.

     "Post Plan Implementation Fiscal Quarter" shall mean any Fiscal Quarter which begins on or after the Closing Date, and reference to a Post Plan Implementation Fiscal Quarter preceded by a number (such as the fourth Post Plan Implementation Fiscal Quarter) shall be reference to the Fiscal Quarter which is that number of Fiscal Quarters which have begun on or after the Closing Date (in the above referenced example, the fourth Fiscal Quarter to have begun on or after the Closing Date).

     "PPSA" shall mean the Personal Property Security Act (Ontario) as currently in effect.

     "Pre-Closing Merger Subsidiaries" shall mean each of the Subsidiaries of the Borrower identified on Schedule XXVIII.

     "Pre-Closing Restructuring Transactions" shall mean the series of transactions described on Schedule XXIX pursuant to which each of the Pre-Closing Merger Subsidiaries are merged, directly or indirectly, with and into one of the US Subsidiary Guarantors or such Pre-Closing Merger Subsidiary was dissolved or liquidated.

     "Pre-Petition Lender" shall have the meaning provided in the recitals to this Agreement.

     "Pre-Petition Lien Subordination and Intercreditor Agreement" means that certain Subordination and Intercreditor Agreement by and among Collateral Agents and the agent for the Pre-Petition Lenders, as amended, restated or otherwise modified from time to time.

     "Principal Amount" shall mean at any time, with respect to any Loan, the principal amount outstanding at such time under such Loan (which for greater certainty, shall be the principal amount of such Loan on the Closing Date less all repayments of the principal amount under such Loan to the date in question and shall not include any Accreted Interest Amount under any PIK Loan or any Deferred Interest Amount under any Term Loan).

     "Project Accounts" means those bank accounts set forth on Schedule XIX.

     "Projections" means the Borrower's forecasted (a) balance sheets, (b) statements of earnings, and (c) cash flow statements, all prepared on a consistent basis with the Borrower's historical financial statements that have been prepared in accordance with GAAP, together with appropriate supporting details and a statement of underlying assumptions. The foregoing notwithstanding, it is the express understanding of the parties hereto that the Projections themselves are not prepared in accordance with GAAP.

     "PSC" shall have the meaning provided in the recitals to this Agreement.

     "PSC Common Stock" shall mean common shares in the capital of the Borrower as such shares exist at the close of business on the Closing Date or, upon any subdivision or consolidation of the common shares, the shares resulting therefrom or, upon the occurrence of a Capital Reorganization, the shares and/or other securities and/or property substituted for the common shares or into which common shares are reclassified or changed.

     "PSDI" shall have the meaning provided in the recitals to this Agreement.

     "PSI" shall mean Philip Services Inc., an Ontario corporation.

     "PSII" shall mean Philip Services (International) Inc., a Delaware corporation.

     "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 60 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     "Quarterly Cash Flow Payment Date" shall mean the 45th day of each Post Plan Implementation Fiscal Quarter beginning with the tenth Post Plan Implementation Fiscal Quarter.

     "Quebec Security Documents" shall mean the Quebec Security Agreement and the Hypothec executed by certain of the Canadian Guarantors in favor of the Collateral Agents in form and substance (including being governed by the laws of Quebec) satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

     "RCRA" shall mean the Resource Conservation and Recovery Act, as same may be amended from time to time 42 USC.ss. 6901 et seq.

     "Real Property" shall mean any estates or interests in real property now owned or hereafter acquired by an Obligor, and the improvements related thereto.

     "Real Property Collateral" shall mean the parcel or parcels of Real Property identified on Schedule XVII, and any Real Property hereafter acquired in fee by an Obligor.

     "Record" shall mean information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Redemption Premium" shall mean:

     (a) at any time, with respect to the prepayment and redemption of all or any portion of any PIK Loan, pursuant to Section 2.02(a)(iii)(y) of this Agreement an amount equal to the product obtained by multiplying (x) the portion of the Principal Amount of such Loan being prepaid and redeemed at such time by
(y) that percentage indicated below as being applicable at such time:


BEGINNING OF PERIOD                           END OF PERIOD                              APPLICABLE PERCENTAGE
-------------------                           -------------                              ---------------------
From and including the first day              To and including the third                                25%
following the first anniversary of the        anniversary of the Closing Date
Closing Date

From and including the first day              To and including the fourth                       16 and 2/3%
following the third anniversary of the        anniversary of the Closing Date
Closing Date


From and including the first day             To and including the day immediately                    8 and 1/3%
following the fourth anniversary of          preceding the PIK Loan Maturity Date
the Closing Date


     (b) at any time, with respect to the prepayment and redemption of all or any portion of any Term Loan pursuant to Section 2.02(b)(ii)(y), an amount equal to the product obtained by multiplying (x) the portion of the Principal Amount of such Loan being prepaid and redeemed at such time by (y) that percentage indicated below as being applicable at such time:



BEGINNING OF PERIOD                      END OF PERIOD                          APPLICABLE PERCENTAGE
-------------------                      -------------                          ---------------------
From and including the Closing Date      To and including the first                      5%
                                         anniversary of the Closing Date

From and including the first day         To and including the second                     4%
following the first anniversary of       anniversary of the Closing Date
the Closing Date

From and including the first day         To and including the third                      3%
following the second anniversary         anniversary of the Closing Date
of the Closing Date

From and including the first day         To and including the fourth                     2%
following the third anniversary          anniversary of the Closing Date
of the Closing Date

From and including the first day         To and including the day immediately            1%
following the fourth anniversary         preceding the Term Loan Maturity Date
of the Closing Date


     "Register" shall have the meaning provided in Section 10.14.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Released Creditors" shall mean and include all creditors holding any claims relating to Indebtedness or otherwise of the Borrower or its Subsidiaries (or their predecessors in interest) which are repaid, converted into equity or indebtedness, canceled or extinguished in connection with the consummation of the Reorganization Plan.

     "Released Equity" shall have the meaning provided in Section 10.11(c).

     "Reorganization Plan" shall mean the plan of reorganization respecting the US Debtors as modified confirmed by the US Bankruptcy Court on November 30, 1999 under Chapter 11 of the Bankruptcy Code.

     "Replaced Lender" shall have the meaning provided in Section 1.06.

     "Replacement Lender" shall have the meaning provided in Section 1.06.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

     "Required Lenders" shall mean, at any time, the Lenders whose outstanding Term Loans and PIK Loans represent an amount greater than 66 and 2/3% of the sum of the Principal Amount of all outstanding Term Loans and PIK Loans.

     "Required PIK Lenders" shall mean, at any time, the PIK Lenders holding at least 66 and 2/3% of the sum of the outstanding Principal Amount of, and all accrued and unpaid interest (including unpaid Accreted Interest Amounts) under, the PIK Loans at such time.

     "Required Pre-Petition Lenders" shall mean the "Required Lenders" as such term is defined in the 1997 Credit Agreement.

     "Required Term Lenders" shall mean, at any time, Term Lenders holding at least 66 and 2/3% of the outstanding Principal Amount of, and all accrued and unpaid interest (including unpaid Deferred Interest Amounts) under, the Term Loans at such time.

     "Responsible Officer" shall mean any of the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Executive Vice President, Vice President/Corporate Accounting, Vice President/Treasurer or Chief Financial Officer of the relevant Obligor.

     "Restricted PIK Loan" means any PIK Loan, the lender of which (i) is an affiliate of the Borrower within the meaning of Rule 144 under the US Securities Act or (ii) would be an underwriter with respect to the securities of the Borrower within the meaning of section 1145(b) of the US Bankruptcy Code.

     "Restricted PIK Note" means any PIK Note representing obligations in respect of a Restricted PIK Loan.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

     "Revised Exit Facility" shall have the meaning provided in Section
10.11(d).

     "Rights Agreement" shall mean that certain rights agreement, a copy of which is attached hereto as Exhibit L.

     "Rights Offering" shall have the meaning provided in Section 1.07(d).

     "Rolling Stock Security Agreement" means a Rolling Stock Security Agreement in favor of Collateral Agents encumbering U.S. railcars owned by Obligors, in form and substance satisfactory to the Administrative Agent, as amended, restated or otherwise modified.

     "SEC" shall mean the Securities and Exchange Commission.

     "Second Annual Cash Flow Payment Date" shall mean the 45th day of the ninth Post Plan Implementation Fiscal Quarter.

     "Second Cash Flow Payment" shall have the meaning provided in Section 2.03(A)(c)(ii).

     "Second Notional Cash Flow Difference Amount" shall have the meaning provided in Section 2.03(A)(c)(iii).

     "Section 2.06(b)(ii) Certificate" shall have the meaning provided in
Section 2.06(b)(ii).

     "Securities Account" shall mean a "securities account" as that term is defined in Section 8-501 of the UCC.

     "Security Agreement" shall have the meaning provided in Section 3.01(n).

     "Security Documents" shall mean the Security Agreement, the Stock Pledge Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Copyright Security Agreement, the Rolling Stock Security Agreement, the First Preferred Ships Mortgage, the Mortgages, the Canadian Security Documents, and such other instruments, agreements and documents as the Administrative Agent reasonably may require to secure the whole or any part of the Obligations.

     "Senior Liens" shall mean the Exit Liens, the AIG Liens, the pre-existing bonding liens and miscellaneous secured claims, and bonding liens granted after the Closing Date.

     "Share Reorganization" shall have the meaning provided in Section
1.07(d)(i).

     "Solvent" shall mean, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

     "Special Distribution" shall have the meaning provided in Section 1.07(d)(iii).

     "Specified Lender" shall have the meaning provided in Section 2.06(b)(A).

     "Stipulation and Order" shall mean the Stipulation and Order entered on January 13, 2000, clarifying that any dispute or claim arising under or related to this Agreement or the other Loan Documents arising after the Effective Date of the Plan or Reorganization will not be submitted to or heard by the US Bankruptcy Court.

     "Stock" shall mean all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "Stock Pledge Agreement" shall have the meaning provided in Section
3.01(q).

     "Subordination and Intercreditor Agreement" shall mean the deep subordination and intercreditor agreement, in form and substance satisfactory to the Administrative Agent, substantially in the form of Exhibit O, as amended or otherwise modified.

     "Subsidiary" shall mean, a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Subsidiary Guaranties" shall mean the US Subsidiary Guaranty and the Canadian Subsidiary Guaranty.

     "Subsidiary Guarantor" shall mean each US Subsidiary Guarantor and each Non-US Guarantor.

     "Successful Closing" shall mean, with respect to any Offer, a closing under such Offer under which the Offeror has taken up and paid for at least that number of PSC Common Stock which is equal to the greater of:

     (a) the number of shares of PSC Common Stock which when added to the Offeror's Existing Holdings would constitute 67% of the issued and outstanding PSC Common Stock at such time; and

     (b) a majority of the issued and outstanding PSC Common Stock which do not form part of the Offeror's Existing Holdings.

     "Take-Over Bid" shall mean either (a) an Offer to Acquire outstanding voting or equity securities of a class of a corporation where the securities that are the subject of such offer, together with the Offeror's Existing Holdings, constitute at least 20% of the outstanding securities of that class of securities on the date the offer is made, or (b) any other event which is a take-over bid within the meaning attributed to such term by any law, treaty, rule, regulation, or requirement of any stock exchange or securities commission, or determination of any arbitrator, court, stock exchange, securities commission or other Governmental Authority, in each case, applicable to or binding on any Obligor.

     "Tax Benefit" shall have the meaning provided in Section 2.06(e).

     "Taxes" shall have the meaning provided in Section 2.06.

     "Term Lender" shall mean each Lender listed on Schedule I, to whom the Borrower is indebted on the Closing Date under and in respect of the Term Loans, as well as any Person who becomes a "Term Lender" hereunder pursuant to Section
1.06 or 10.04(b).

     "Term Loan" shall have the meaning provided in Section 1.01(a).

     "Term Loan Maturity Date" shall mean March 31, 2005.

     "Term Note" shall have the meaning provided in Section 1.02(b).

     "Termination of the Exit Facility" shall mean the payment in full of all of the obligations of the borrowers under the Exit Facility and the termination of the commitments of the Exit Lenders thereunder (other than termination of letters of credit outstanding under the Exit Facility that have been cash collateralized); provided that any refinancing, extension, renewal, replacement or other restructuring of the Exit Facility shall not be deemed to be a "Termination of the Exit Facility."

     "Third Cash Flow Payment" shall have the meaning provided in Section 2.03(A)(c)(iii).

     "Third Notional Cash Flow Difference Amount" shall have the meaning provided in Section 2.03(A)(c)(iv).

     "Total PIK Loan Amount" shall be equal to $100,000,000.

     "Total Term Loan Amount" shall be equal to $235,825,362.22.

     "Trademark Security Agreement" shall have the meaning provided in Section 3.01(n).

     "Trading Day" shall mean, with reference to a National Securities Exchange, any day on which such National Securities Exchange is open for trading.

     "UCC" shall mean the New York Uniform Commercial Code as amended from time to time.

     "UK Compliance Certificate" shall mean the certificates from (i) the chief financial officer of the Borrower substantially in the form of Exhibit J-1 and
(ii) the chief financial officer of Philip Services (Europe) Limited, substantially in the form of Exhibit J-2, in form and substance satisfactory to the Administrative Agent.

     "UK Entities" means Philip Services (Europe) Limited, Allied Metals Limited, B.M. Metals (Recycling) Ltd., Bath Reclamation (Avonmouth) Co. Limited, Blackbushe Limited, Blackbushe Metals (Western) Limited, Elliot Metal Company Limited, South Hauliers Limited, T.C. Fraser (Metals) Limited, E. Pearse (Holdings) Limited, E. Pearse & Co. Limited, C. Philipp and Sons (Bristol) Limited, Mayer Pearse Limited, Widsite Limited, Philip Metals (Europe) Limited.

     "UK Metals Operations" shall mean the metal recycling and mill services business of the UK Entities.

     "UK Sale" has the meaning provided in Section 3.01(v).

     "United States" and "US" shall each mean the United States of America.

     "Unsecured Convertible Debt Indenture" means that certain Indenture dated as of the Closing Date by and among the Borrower and the Unsecured Convertible Debt Trustee, as amended, restated or otherwise modified in accordance with the terms hereof.

     "Unsecured Convertible Debt Trustee" means Wilmington Trust Company, as trustee for the holders of the Indebtedness issued under the Unsecured Convertible Debt Indenture.

     "Unsecured Notes" shall mean the 3% convertible subordinated notes of the Borrower due 2020 and the 6% subordinated notes of the Borrower due 2010.

     "Unsecured Notes Documents" shall mean the Unsecured Notes, the Unsecured Convertible Debt Indenture, the PIK Unsecured Debt Indenture, and all other documents entered into or delivered in connection with the Unsecured Notes.

     "US Bankruptcy Code" shall mean title 11 of the United States Code entitled "Bankruptcy", as in effect from time to time.

     "US Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

     "US Cases" shall have the meaning provided in the recitals to this Agreement.

     "US Confirmation Order" shall mean, collectively, the orders of the US Bankruptcy Court dated November 3, 1999, November 30, 1999 and March 20, 2000, pursuant to which the Plan of Reorganization was confirmed, copies of which are attached hereto as Exhibit F-1.



     "US Debtors" shall have the meaning provided in the recitals to this Agreement.

     "US Dollar Equivalent" of an amount denominated in Canadian Dollars shall mean, at any time for the determination thereof, the amount of Dollars necessary to purchase Canadian Dollars at the spot exchange rate quoted by the Administrative Agent as of 12:00 noon (New York time) on the date two Business Days prior to the date of determination thereof for purchase on such date.

     "US Lender" shall mean any Lender that is a "United States Person," as defined in Section 7701(a)(30) of the Code.

     "US Securities Act" shall mean the Securities Act of 1933, as amended, as in effect from time to time.

     "US Subsidiary Guarantor" shall mean all direct and indirect subsidiaries of the Borrower incorporated in the United States that are party to the US Subsidiary Guaranty.

     "US Subsidiary Guaranty" shall mean that certain Guaranty executed and delivered by the US Subsidiary Guarantors in favor of the Administrative Agent and each of the Lenders, substantially in the form of Exhibit H-1 (approximately completed) and, after the execution and delivery thereof, as modified, supplemented or amended from time to time.

     "Wholly-Owned" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     "written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier or facsimile device, telegraph or cable.

     Section 9. The Administrative Agent.

     9.01 Appointment. (a) Each Lender hereby designates Canadian Imperial Bank of Commerce as Administrative Agent. Each Term Lender hereby designates Foothill Capital Corporation as Collateral Agent for the Term Lenders. Each PIK Lender hereby designates Foothill Capital Corporation as Collateral Agent for the PIK Lenders. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action and execute such agreements on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agents shall hold all Collateral and the Administrative Agent shall hold all payments of principal, interest, charges and other expenses received pursuant to this Agreement or any other Loan Document for the benefit of the Lenders to be distributed as provided herein. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

     (b) The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any of the Borrower's Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 9.09). In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any of the Borrower's Subsidiaries.

     (c) If an Event of Default has occurred, all fees owed to the Administrative Agent pursuant to this Agreement shall be paid prior to any payment by the Borrower of principal or interest on the Loans.

     9.02 Nature of Duties of Administrative Agent. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither the Administrative Agent, nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or the other Loan Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein or therein.

     9.03 Lack of Reliance on Administrative Agent. (a) Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Borrower and its Subsidiaries in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries, and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

     (b) The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the other Loan Documents or the financial or other condition of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the other Loan Documents, or the financial condition of the Borrower or any of Borrower's Subsidiaries, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

     9.04 Certain Rights of the Administrative Agent. The Administrative Agent shall have the right to request instructions from the Required Lenders at any time. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or the other Loan Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     9.05 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, e-mail, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Administrative Agent may consult with legal counsel (including counsel for the Borrower with the consent of the Borrower and with respect to matters concerning the Borrower and their Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     9.06 Indemnification of Administrative Agent. To the extent the Administrative Agent and its advisors are not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Administrative Agent and its advisors in proportion to its respective outstanding credit exposure, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all reasonable expenses) which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or for any payments made by the Administrative Agent to its advisors; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements contained in this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations.

     9.07 The Administrative Agent in its Individual Capacity. With respect to their obligation to lend under this Agreement, the Term Loans and PIK Loans deemed to be made by them and the Term Notes and PIK Notes issued to them, the Administrative Agent shall have the

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same rights and powers hereunder as any other Lender or holder of a Term Note or
PIK Note or participation interests and may exercise the same as though it was not performing the duties specified herein. The Administrative Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     9.08 Holders of Notes. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     9.09 Successor Administrative Agent. (a) The Administrative Agent may, upon five Business Days' notice to the Lenders and the Borrower, resign at any time (effective pursuant to the following provisions of this Section 9.09) by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, upon five days' notice and approval by the Borrower (which approval shall not be unreasonably withheld or delayed), to appoint a successor Administrative Agent. If no successor Administrative Agent (i) shall have been so appointed by the Required Lenders and (ii) shall have accepted such appointment, within thirty days after the retiring Administrative Agent's giving of notice of resignation, then, upon five days' notice and approval by the Borrower (which approval shall not be unreasonably withheld or delayed), the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. In the event that no successor Administrative Agent is appointed pursuant to the foregoing provisions, the Administrative Agent's resignation shall become effective on the date which is forty-five days after the retiring Administrative Agent's giving of notice of resignation, and the Required Lenders shall perform the duties of the Administrative Agent hereunder. The provisions of this Section 9.09 shall apply to the Collateral Agent after the Termination of the Exit Facility.

     (b) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from his duties and obligations under this Agreement. After any retiring Administrative Agent resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to his benefit as to any actions taken or omitted to be taken by them while they were Administrative Agent under this Agreement.

     9.10 Actions with Respect to Defaults. In addition to the Administrative Agent's right to take actions on its own accord as permitted under this Agreement, the Administrative

Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders; provided that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Lenders.

     9.11 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Borrower, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

     9.12 Collateral Agent to Hold Quebec Irrevocable Power of Attorney. For greater certainty, and without limiting the powers of the Administrative Agent or Collateral Agents hereunder or under any of the Loan Documents, each of the Lenders and the Borrower hereby acknowledges that each of the Collateral Agents acting for the PIK Lenders and the Term Lenders shall, for purposes of holding any security granted by the Canadian Guarantors on the Canadian Guarantors' respective property pursuant to the laws of the Province of Quebec to secure payment of the Demand Notes, be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of the Civil Code of Quebec) for themselves and all present and future Lenders and in particular for all present and future holders of such Demand Notes. The Administrative Agent and each of the Lenders hereby irrevocably constitute, to the extent necessary, each of the Collateral Agents acting for the PIK Lenders and the Term Lenders as the holders of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to secure such Demand Notes. Each permitted assignee of the Lenders shall be deemed to have confirmed and ratified the constitution of the Collateral Agents as the holder of such irrevocable power of attorney (fonde de pouvoir) by execution of the relevant assignment of its interest. Notwithstanding the provisions of Section 32 of the Special Corporate Powers Act (Quebec), each Collateral Agent may acquire and be the holder of such Demand Notes. The Borrower on its own behalf and on behalf of the Canadian Guarantors hereby acknowledges that the Demand Notes issued by each Canadian Guarantor to each of the Collateral Agents constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

     9.13 Deep Subordination Agreement. Each Lender hereby authorizes and appoints the Administrative Agent to sign the Subordination and Intercreditor Agreement dated the date hereof between the Collateral Agents and CIBC as administrative agent under the 1997 Credit Agreement.

     Section 10. Miscellaneous.

     10.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP, Blake, Cassels & Graydon, LLP, and local counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto (including, without limitation, fees or charges for photocopying, notarization, couriers, messengers and telecommunications), of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and the Collateral Agents and, following and during the continuation of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Collateral Agents and, following and during the continuation of an Event of Default, for each of the Lenders) which expenses shall include, without being limited to, the cost of record searches (including, without limitation tax lien, litigation, and UCC searches and searches with the patent and trademark office, the copyright office or the department of motor vehicles), filing, recording, publication, and real estate title policies and endorsements, the reasonable fees and expenses of attorneys and paralegals, all reasonable costs and expenses incurred by the Administrative Agent and the Collateral Agents in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any charges imposed on the Administrative Agent and the Collateral Agents due to insufficient funds of deposited checks and the standard fees of the Administrative Agent and the Collateral Agents relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent and the Collateral Agents; (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, the Collateral Agents and each Lender, and each of their respective officers, directors, employees, representatives (each, an "Indemnitee") from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) (all of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements collectively, the "Indemnified Amounts") incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agents or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Loan Document or the consummation of any transactions contemplated herein or in any other Loan Document, the exercise of any of their rights or remedies provided herein or in the other Loan Documents, or (b) the actual or alleged presence of

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

Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state, provincial and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified); provided, however, that the Borrower shall have no obligation to any Indemnitee for any Indemnified Amounts to the extent such Indemnified Amounts resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Collateral Agents or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     10.02 Survival. All indemnities set forth herein including, without limitation, in Sections 1.04, 2.06, 10.01 and 10.06 shall, subject to Section
10.15 (to the extent applicable), survive the execution and delivery of this Agreement and the Notes and the repayment of the Loans.

     10.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to a Subsidiary Guarantor, at such Subsidiary Guarantor's address specified opposite its signature below; if to any Lender, at its address specified opposite its signature below; and if to the Administrative Agent, at its Notice Office; or, as to any Obligor or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails with first-class postage prepaid, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

     10.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interests hereunder or under any Loan Document without the prior written consent of the Lenders; provided further, that no Lender shall sell, assign, participate or transfer all or any of its rights, obligations or interests hereunder or under any Note except as permitted under this Section 10.04. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes (other than any Restricted PIK Notes, except to the extent set forth in paragraph (b) below) to another financial institution, including, without limitation, investment funds, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.04 and 2.06 to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that (A) no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (i) release all or substantially all of the Collateral which support the Loans in which such participant is participating (except as expressly permitted in any Loan Documents), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (iii) amend, modify or waive any provision of this Section 10.04, or (iv) increase such participant's participating interest in any Loan over the amount thereof then in effect.

     (b) Notwithstanding the foregoing, any Lender may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), (x) assign all or a portion of its outstanding PIK Loans (other than Restricted PIK Loans) and/or Term Loans (and related outstanding Obligations hereunder) to (i) its parent company or individual parent and/or any Affiliate of such Lender which is at least 50% owned by such Lender, its parent company or individual parent or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such PIK Loans, and/or Term Loans hereunder (provided that in no case should an assignment of PIK Loans be for an aggregate amount of less than $1,000,000 unless such Lender is transferring all of its PIK Loans) to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement in the form of Exhibit K (the "Assignment and Assumption Agreement"), provided that, (i) at such time Schedules I and II shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.02 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans, and (iii) the Administrative Agent shall receive at the time of each such assignment from the assigning or assignee Lender other than an

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

assignment to an Affiliate of such Lender, the payment of a non-refundable assignment fee of $3,000 and, provided further, the Administrative Agent shall notify the Borrower of the identity of the assignee and the rights and obligations assigned or transferred to the assignee and that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 10.14 hereof. To the extent of any assignment pursuant to this Section 10.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned outstanding Loans. At the time of each assignment pursuant to this Section 10.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Specified Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 2.06(b)(ii) Certificate) described in Section 2.06(b). To the extent that an assignment of all or any portion of a Lender's Loans and related outstanding Obligations pursuant to Section 1.06 or this
Section 10.04(b) would, at the time of such assignment, result in increased costs under Sections 1.04 or 2.06(b) from those being charged by or incurred with respect to the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its rights under this Agreement and/or its Loans and/or Note hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

     10.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agents, any Lender or any holder of a
Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Obligor and the Administrative Agent, the Collateral Agents, or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agents, or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agents, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

     10.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf

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of the Borrower in respect of any Obligations of the Borrower hereunder or under any Loan Document, it shall distribute such payment to the Lenders (other than any Lender which has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) The provisions of Sections 10.06(a) and 10.06(b) shall not apply to any payments made by the Borrower to the Administrative Agent to be applied as provided in Section 9.01(c) of this Agreement.

     10.07 Calculations; Computations. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the terms "the Borrower and the US Subsidiary Guarantors" are used in respect of a financial covenant or a related definition, it shall be understood to mean the Borrower and the US Subsidiary Guarantors on a consolidated basis unless the context clearly requires otherwise. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards, or terms in this Agreement, then the Borrower, the US Subsidiary Guarantors, the Administrative Agent, and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the intended result that the criteria for evaluating the Borrower's and the US Subsidiary Guarantors' financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower and the Administrative Agent (acting upon the instructions of the Required Lenders), all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles, or in the application or interpretation thereof by Borrower's independent certified public accountants, required, or determined by such accountants to be required, by any rule, regulations, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or, if applicable, the Securities and Exchange Commission, or in each case, any successor to such entities.

     (b) All computations of interest and fees hereunder shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

     (c) For purposes of this Agreement, the US Dollar Equivalent of Canadian Dollars shall be calculated on the second Business Day of each week. The US Dollar Equivalent for Canadian Dollars shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Borrower, it being understood that until such notice is received, the US Dollar Equivalent shall be that US Dollar Equivalent as last reported to the Borrower by the Administrative Agent. The Administrative Agent shall promptly notify the Borrower and the Lenders of each determination of the US Dollar Equivalent for Canadian Dollars.

     10.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JULY TRIAL. (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

     (C) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING

BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (D) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     10.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     10.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     10.11 Amendment or Waiver; Release. (a) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Obligor thereto and the Required Lenders except Schedule VI can be amended as provided in Section 5.08; provided, however, that (A) no waiver or alteration shall be made to the required application of any prepayments as between the PIK Lenders and the Term Lenders without the consent of the Required PIK Lenders or the Required Term Lenders as applicable for the category of Lenders which is being allocated a lesser prepayment as a result thereof (although the Required Lenders may waive in whole or in part any such prepayment, so long as the application as amongst the PIK Lenders and the Term Lenders of any such prepayment which is still being required to be made is not altered unless the Required PIK Lenders or Required Term Lenders affected thereby consent to such alteration as provided in this clause (A)), (B) no change, waiver or discharge or termination shall without the consent of each PIK Lender change the conversion terms of any PIK Loans and (C) no change, waiver or discharge or termination shall, without the consent of each Lender directly affected thereby, (i) extend the PIK Loan Maturity Date or the Term Loan Maturity Date, as the case may be, or reduce the rate or extend the time of payment of interest, or reduce the principal amount thereof, (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), (ii) release all or substantially all of the Collateral from the security interests and Liens created pursuant to the Loan Documents (except as set forth in the Loan Documents), (iii) amend, modify or waive any provision of this section 10.11, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, or (v) reduce the percentage specified in the definition of Required Lenders, Required PIK Lenders or Required Term Lenders; provided further, that no such change, waiver, discharge or termination shall (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 9 as same applies to such

Administrative Agent or any other provision as same relates to the rights or obligations of such Administrative Agent, (z) without the consent of the Collateral Agents, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agents. Notwithstanding anything to the contrary contained herein, the modifications contemplated by Section 10.04, to the extent needed to make new Lenders party to this Agreement, shall be permitted in accordance with the terms thereof. All amendments effected in compliance with this Section 10.11 shall be effective and enforceable against all parties hereto.

     (b) If, in connection with any proposed change, waiver, discharge or termination to or of any of the provisions of this Agreement as contemplated by clause (C) of the first proviso to Section 10.11(a), the consent of the Required Lenders of the relevant class of Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described herein, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.06 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination.

     (c) If for any reason (i) any Canadian Subsidiary is released from its guarantee under the Exit Facility, (ii) any collateral pledged by any Canadian Subsidiary to secure any obligations under the Exit Facility is released or
(iii) less than 100% but no less than 66-2/3% of the equity of such Canadian Subsidiary is required by the terms of the Exit Facility to be pledged to secure any obligations under the Exit Facility (the equity not required to be so pledged is hereinafter referred to as the "Released Equity"), then immediately upon any such release, such Canadian Subsidiary, all such collateral owned by such Canadian Subsidiary and all such Released Equity shall be automatically deemed released from all Loan Documents and the Administrative Agent and the Collateral Agents shall take all actions reasonably requested by the Borrower to evidence any such release.

     (d) Upon any amendment, restatement, modification, refinancing, replacement, extension, renewal or other restructuring of the Exit Facility (in each case, the "Revised Exit Facility"), each of the Administrative Agent and the Collateral Agent hereby agrees and is authorized by the Lenders to enter into such instruments, documents and financing statements, and take all further actions, in each case that the borrower or any agent or lender under any such Revised Exit Facility may reasonably request to (a) give any such agent and such lenders under any such Revised Exit Facility liens on all of the assets of the Borrower and its Subsidiaries that are prior to any liens on such assets granted in favor of the Lenders or any agent or collateral agent for the benefit of the Lenders and (b) give any such agent and such Lenders under any such Revised Exit Facility rights and remedies with respect to such assets that are as favorable to any such agent and such lenders under any such Revised Exit Facility as the rights and remedies of the Exit Agent and the Exit Lenders in effect immediately prior to the effectiveness of any such Revised Exit Facility.

     10.12 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section

10.12 would, at the time of such transfer, result in increased costs under
Section 1.04 or 2.06 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes giving rise to such increased costs after the date of the respective transfer).

     10.13 Confidentiality. (a) Subject to the provisions of clause (b) of this
Section 10.13, each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 10.13 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document and which is designated by the Borrower to the Lenders in writing as confidential (collectively, the "Confidential Material"), provided that any Lender may disclose any Confidential Material (a) as has become generally available to the public, other than as a result of a breach of this Section 10.13, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States, Canada or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agents and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender, provided, that such prospective transferee or participant executes a Confidentiality Agreement in the form of Exhibit M (the "Confidentiality Agreement") with such Lender containing provisions substantially the same as to those contained in this Section.

     (b) Each Obligor hereby acknowledges and agrees that each Lender may share with any of its Affiliates any Confidential Material related to any Obligor (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Obligors,) provided such Persons shall be subject to the provisions of this Section 10.13 to the same extent as such Lender (but for greater certainty not with any affiliates which are brokers or investment dealers unless any such affiliate is an institution which has both a lending division and a broker dealer division).

     10.14 Registry. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 10.14, to maintain a register (the "Register") on which it will record the outstanding credit exposure of each of the Lenders, and each repayment in respect of the principal amount of the Term Loans and the PIK Loans of the Lenders. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the outstanding Loans of such Lender and the rights to the principal of, and interest on, any such Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 10.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 10.14.

     10.15 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 1.04 or 2.06 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
(y) the date such Lender has actual knowledge of its expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.04 or 2.06, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.04 or 2.06, as the case may be. This Section 10.15 shall have no applicability to any Section of this Agreement other than said Sections 1.04 or 2.06.

     10.16 Currency of Payments. All Obligations shall be repaid by the Borrower as required under this Agreement in Dollars. Any payment on account of an amount payable under any Loan Document in Dollars made to or for the account of the Administrative Agent or a Lender in a currency (the "other currency") other than Dollars, whether pursuant to a judgment or order of any court or tribunal or otherwise and whether arising from the conversion of any amount denominated in one currency into any other currency for the purpose of making or filing a claim, obtaining an order or judgment, enforcing an order or judgment or otherwise, shall constitute a discharge of the Borrower's and the Subsidiary Guarantors' obligation under such Loan Document up to the US Dollar Equivalent. If the US Dollar Equivalent which the Administrative Agent or such Lender is able to purchase in the normal course of its business within one Business Day after receipt by it of such payment is less than the amount in Dollars originally due to it under such Loan Document, the Borrower and the Subsidiary Guarantors shall indemnify and save the Administrative Agent and the Lenders, as the case may be, harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from any other obligation contained in any

Loan Document, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent or any Lender from time to time, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under any Loan Document or under any judgment or order and shall not merge in any order of foreclosure made in respect of any security interest given to or for the benefit of the Administrative Agent and the Lenders.

     10.17 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights and subject to the terms and provisions of the Collateral Agency and Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or Obligor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender) to or for the credit or the account of the Borrower or Obligor but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of the Borrower or Obligor to such Lender under this Agreement or under any of the other Collateral Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 10.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Collateral Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     (b) Notwithstanding anything to the contrary contained herein, at any time that the Loans or any other Obligation shall be secured by Real Property located in California, no Lender, nor the Administrative Agent shall exercise a right of setoff, Lien or Counterclaim or take any court or administrative action or institute any proceeding to enforce any provision of this agreement or any note unless it is taken with the consent of the Required Lenders or, to the extent required by Section 12.11 of this Agreement, all of the Lenders, or approved in writing by the Administrative Agent, if such setoff or action or proceeding would or might (pursuant to California Code of Civil Procedure or Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the Liens granted to the Collateral Agent pursuant to the Collateral Documents or the enforceability of the Notes and other obligations hereunder, and any attempted exercise by any Lender or the Administrative Agent of any such right without obtaining such consent of the Required Lenders or the Administrative Agent shall be null and void. This
Section 10.17 shall be solely for the benefit of each of the Lenders and the Administrative Agent hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.



                                      PHILIP SERVICES CORPORATION



                                      By:_______________________________
                                         Title:

                                      CANADIAN IMPERIAL BANK OF COMMERCE
                                       As Administrative Agent and Individually



                                      By:_______________________________
                                         Title:

                                      ABN AMRO Bank



                                      By:_______________________________
                                         Title:



                                      By:_______________________________
                                         Title:

                                      AMERICAN REAL ESTATE HOLDINGS L.P.



                                      By:_______________________________
                                         Title:

                                      AMROC Investments



                                      By:_______________________________
                                         Title:

                                      THE BANK OF EAST ASIA (CANADA)



                                      By:_______________________________
                                         Title:

                                      BEAR, STEARNS & CO. INC.



                                      By:_______________________________
                                         Title:

                                      CHASE BANK OF TEXAS, N.A.



                                      By:_______________________________
                                         Title:

                                      THE CHASE MANHATTAN BANK



                                      By:_______________________________
                                           Title:

                                      THE CHASE MANHATTAN BANK OF CANADA



                                      By:_______________________________
                                         Title:

                                      CITIBANK, N.A.



                                      By:_______________________________
                                         Title:

                                      CLARICA LIFE INSURANCE COMPANY
                                       (f/k/a Mutual Life Assurance Company
                                       of Canada)



                                      By:_______________________________
                                         Title:

                                      COMERICA BANK



                                      By:_______________________________
                                         Title:

                                      CREDIT SUISSE FIRST BOSTON CANADA



                                      By:_______________________________
                                         Title:

                                      DAI-ICHI KANGYO BANK (CANADA)



                                      By:_______________________________
                                         Title:

                                      DAI-ICHI KANGYO BANK, LTD.,
                                        New York Branch



                                      By:_______________________________
                                         Title:

                                      DEUTSCHE BANK AG



                                      By:_______________________________
                                         Title:

                                      DEUTSCHE BANK CANADA



                                      By:_______________________________
                                         Title:

                                      EATON VANCE MANAGEMENT



                                      By:_______________________________
                                         Title:

                                      FERNWOOD ASSOCIATES L.P.



                                      By:_______________________________
                                         Title:

                                      FOOTHILL CAPITAL CORPORATION



                                      By:_______________________________
                                         Title:

                                      GOLDMAN SACHS CREDIT PARTNERS L.P.



                                      By:_______________________________
                                         Title:

                                      GOLDMAN SACHS CANADA CREDIT PARTNERS CO.



                                      By:_______________________________
                                         Title:

                                      HIGH RIVER LIMITED PARTNERSHIP



                                      By:_______________________________
                                         Title:

                                      KEY BANK, N.A.



                                      By:_______________________________
                                         Title:

                                      MADELEINE LLC.



                                      By:_______________________________
                                         Title:

                                      MELLON BANK OF CANADA
                                         by Mellon Bank, N.A.



                                      By:_______________________________
                                         Title:

                                      MUTUAL SHARES FUND, A SERIES OF
                                        FRANKLIN MUTUAL SERIES FUND, INC.



                                      By:_______________________________
                                         Title:

                                      NATIONSBANK, N.A.



                                      By:_______________________________
                                         Title:

                                      PARIBAS



                                      By:_______________________________
                                         Title:



                                      By:_______________________________
                                         Title:

                                      ROYAL BANK OF SCOTLAND PLC



                                      By:_______________________________
                                         Title:

                                      SAKURA BANK LIMITED



                                      By:_______________________________
                                         Title:

                                      SOCIETE GENERALE (CANADA)



                                      By:_______________________________
                                         Title:

                                      TORONTO DOMINION (NEW YORK), INC.



                                      By:_______________________________
                                         Title:

                                      WACHOVIA BANK, N.A.



                                      By:_______________________________
                                         Title: